SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Life360, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LIFE360, INC.
1900 S Norfolk Street, Suite 310
San Mateo, CA 94403
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, May 27, 2025 (U.S.) and Wednesday, May 28, 2025 (Australia)
April 16, 2025
Dear Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of LIFE360, INC., a Delaware corporation (the “Company”). The meeting will be held on Tuesday, May 27, 2025, at 4:30 p.m. Pacific Time (Wednesday, May 28, 2025, at 9:30 a.m. Australian Eastern Time) electronically via webcast at www.virtualshareholdermeeting.com/LIF2025. You will not be able to attend the meeting in person. The meeting will be held for the following purposes:
1.	To elect the three Class III directors named in this Proxy Statement to serve for a term expiring at the 2028 annual meeting of stockholders.
2.	To conduct an advisory, non-binding vote to approve the compensation of the Company’s named executive officers.
3.
To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025.

4.	To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.
This year’s Annual Meeting will be held virtually via the internet. Holders of record of Common Stock will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/LIF2025 and entering the 16-digit Control Number distributed with these proxy materials. Holders of CHESS Depositary Interests (“CDIs”) (representing the underlying shares of Common Stock) (such holders, “CDI Holders”) will be able to attend the Annual Meeting and submit questions by visiting the website above and logging in as a guest, but will not be able to vote during the Annual Meeting via the virtual online facility. Please refer to the additional logistical details and recommendations in the accompanying proxy statement (the “Proxy Statement”). The meeting will begin at 4:30 p.m. Pacific Time on Tuesday, May 27, 2025 (9:30 a.m. Australian Eastern Time on Wednesday, May 28, 2025). Online check-in will start approximately 15 minutes before the meeting at 4:15 p.m. Pacific Time on Tuesday, May 27, 2025 (9:15 a.m. Australian Eastern Time on Wednesday, May 28, 2025). The Board of Directors has set Friday, April 4, 2025, at 2:00 a.m. Pacific Time (Friday, April 4, 2025, at 8:00 p.m. Australian Eastern Time) as the record date (the “Record Date”) to determine those holders of record of Common Stock who are entitled to notice of, to virtually attend, and to electronically vote at, the Annual Meeting or any adjournment or postponement thereof and those CDI Holders who are entitled to notice of, and to virtually attend (but not vote at), the Annual Meeting or any adjournment or postponement thereof. If you hold your shares of Common Stock or CDIs through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them as to how to vote your shares of Common Stock. CHESS Depositary Nominees Pty Ltd (“CDN”) will vote the applicable CDIs on behalf of each applicable CDI Holder at the Annual Meeting in accordance with the instructions received via the CDI Voting Instruction Form. Further details regarding how holders of Common Stock and CDIs can vote are set out in this Proxy Statement.
By Order of the Board of Directors,
/s/ Russell Burke
Russell Burke
Chief Financial Officer
San Mateo, CA
April 16, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2025

The proxy statement and the Company’s fiscal year 2024 Annual Report on Form 10-K are available online on our website at investors.life360.com, free of charge.
You are cordially invited to attend the meeting online. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the proxy or CDI Voting Instruction Form mailed to you if one was mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, holders of record of Common Stock may still vote online if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

LIFE360, INC.
1900 S Norfolk Street, Suite 310
San Mateo, CA 94403
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 27, 2025 (U.S.) and Wednesday, May 28, 2025 (Australia)
MEETING AGENDA

Proposals	Page	Board Recommendation
Election of three Class III directors named in the proxy statement (each for a term of three years)	9	FOR all Director nominees
Non-binding, advisory vote to approve named executive officer compensation	23	FOR
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025	24	FOR

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Key dates

	SAN FRANCISCO TIME (PDT)	SYDNEY TIME (AEST)
DATE OF ANNUAL MEETING	Tuesday, May 27 **4:30 PM - 6:00 PM**	Wednesday, May 28 **9:30 AM - 11 AM**
ELIGIBILITY TO ATTEND AND VOTE	Friday, April 4 **2:00 AM**	Friday, April 4 **8:00 PM**
LAST DATE TO SUBMIT QUESTIONS TO THE COMPANY IN ADVANCE	Friday, May 23 **6:30 PM**	Saturday, May 24 **11:30 AM**
LAST DATE TO SUBMIT CDI VOTING FORM	Friday, May 23 **12:00 AM**	Friday, May 23 **5:00 PM**
LAST DATE TO SUBMIT PROXY VOTING FORM	Monday, May 26 **8:59 PM**	Tuesday, May 27 **1:59 PM**

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Life360, Inc. (sometimes referred to as the “Company” or “Life360”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Tuesday, May 27, 2025, at 4:30 p.m. Pacific Time (Wednesday, May 28, 2025, at 9:30 a.m. Australian Eastern Time), including at any adjournments or postponements of the meeting. All stockholders or holders of CHESS Depositary Interests (“CDIs”, and each such holder, a “CDI holder”) will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about Wednesday, April 16, 2025 (U.S.) (being Thursday, April 17, 2025 (Australia)) to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send stockholders a proxy card, along with a supplement to the Notice, on or after Wednesday, April 16, 2025 (U.S.) (being Thursday, April 17, 2025 (Australia)).
What is a proxy?
If you are a stockholder of record and you designate another person or entity to vote shares that you own of record, such other person or entity is referred to as your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. When you designate a proxy, you may also direct the proxy how to vote your shares. This is referred to as your “proxy vote.”
How do I attend the Annual Meeting?
You are entitled to attend the Annual Meeting if you were a stockholder or a CDI holder as of 2:00 a.m. Pacific Time on Friday, April 4, 2025 (8:00 p.m. Australian Eastern Time on Friday, April 4, 2025) (the “Record Date”), or hold a valid proxy for the meeting.
If you are a stockholder of record, to be admitted to the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/LIF2025 and enter the 16-digit Control Number found next to the label “Control Number” on your Notice of Internet Availability, proxy card or voting instruction form, or in the email sending you this Proxy Statement.
If you are a beneficial owner of shares held in Street Name (as defined below) and wish to attend the Annual Meeting, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your Control Number.
If you are a CDI holder, to be admitted to the Annual Meeting, you will need to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/LIF2025 and register as a guest, but you will not be able to vote your CDIs during the meeting via the online facility.
Whether or not you attend the Annual Meeting, it is important that your shares or CDIs be represented.
We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the meeting at 4:15 p.m. Pacific Time on Tuesday, May 27, 2025 (9:15 a.m. Australian Eastern Time on Wednesday, May 28, 2025).
What if I cannot find my Control Number?
Please note that if you do not have your Control Number and you are a registered stockholder (that is, the shares are held in your name), you may call Broadridge at +1-844-976-0738 (U.S. Toll Free) or 303-552-9301 (International) on Tuesday, May 27, 2025 beginning at 5 a.m. Pacific Time (Wednesday, May 28, 2025 beginning at 10 p.m. Australian Eastern Time) and Broadridge will be able to provide your Control Number to you.

If you are a beneficial owner of shares held in Street Name (as defined below) (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Annual Meeting.
Where can we get technical assistance?
If you have difficulty accessing the virtual meeting, a technical assistant phone number will be made available on the virtual meeting registration page 15 minutes prior to the start of the meeting.
How do we ask questions of management and the board?
We plan to have a Questions & Answers session at the Annual Meeting and will include as many questions as the allotted time permits. Only stockholders of record, beneficial owners of shares held in Street Name (as defined below) and CDI holders that attend the Annual Meeting via the virtual online facility will be able to ask questions at the Annual Meeting. If you have a specific question that you would like to submit to the chair of the meeting, please send your question via email to investors@life360.com OR by mail. For CDI holders, please mail your questions to: Company Matters Level 41, 161 Castlereagh Street, Sydney NSW Australia 2000 (PO Box 20547, World Square NSW Australia 2002) Attention: Kimberly Sue, no later than Friday, May 23, 2025 at 6:30 p.m. Pacific Time (Saturday, May 24, 2025 at 11:30 a.m. Australian Eastern Time). For holders of Common Stock, please mail your questions to: Life360, Inc., c/o Investor Relations, 1900 S Norfolk Street, Suite 310, San Mateo, CA 94403, USA. Only questions pertinent to the business to be conducted at the Annual Meeting will be answered during the meeting, subject to time constraints. Questions that are substantially similar may be grouped together and we may provide a single response to avoid repetition.
If I miss the Annual Meeting, will there be a copy posted online?
Yes, a replay of the Annual Meeting webcast will be made available at our Investor Relations website at investors.life360.com as soon as practicable after the Annual Meeting and remain for at least one year.
Who can vote at the Annual Meeting?
The following securityholders as of the Record Date will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof:
•	Stockholders of record,
•
Beneficial owners of shares held in Street Name (as defined below) who obtain a “legal proxy” from their applicable broker, bank, trustee, or other nominee giving such holder the right to vote the shares at the Annual Meeting, and

•	CDI holders who nominate themselves or another person to be appointed as CDN’s proxy with respect to the shares underlying their CDIs by completing Step 1 in the CDI Voting Instruction Form.
Stockholder of Record: Shares Registered in Your Name
If you own shares registered directly in your name with the Company’s U.S. share registrar, Computershare Trust Company, N.A. (“Computershare U.S.”), you are considered the stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting by registering and participating in the virtual online facility. Whether or not you plan to attend the meeting, we urge you to vote as soon as possible, using one of the methods listed below at “How do I vote if I hold shares of Common Stock?”. Even if you currently plan to attend the virtual meeting and vote your shares at the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the meeting. If you submit your vote by proxy and later decide to vote in person at the Annual Meeting by registering and participating in the virtual online facility, the vote you submit at the Annual Meeting will override your proxy vote. See “How do I vote if I hold shares of Common Stock?” below.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares, while you are considered the beneficial owner of those shares and your shares are held in street name (“Street Name”). Street

Name holders generally cannot vote their shares directly. If you are a Street Name holder, you should expect to receive a voting instruction form and materials from your broker, bank, trust or other nominee with instructions on how to vote your shares based on the proposals and voting options disclosed in the voting instruction form. Since a Street Name holder is not the stockholder of record, the Street Name holder may not vote their shares in person via the virtual online facility at the Annual Meeting unless such holder obtains a “legal proxy” from their applicable broker, bank, trustee, or other nominee giving such holder the right to vote the shares at the Annual Meeting. See “How do I vote if I hold shares of Common Stock?” below.
CDI Holders
If you are a CDI holder, you can participate in the Annual Meeting by registering as a guest in the virtual online facility. However, because the holders of CDIs are not the legal owners of the underlying shares of Common Stock, CDI holders are unable to vote during the meeting, unless such holders have, prior to the Annual Meeting, nominated themselves or another person to be appointed as CDN’s proxy with respect to the shares underlying their CDIs by completing Step 2 in the CDI Voting Instruction Form. CHESS Depositary Nominees Pty Ltd (“CDN”) is the stockholder of record for all shares beneficially owned by holders of CDIs. Holders of CDIs are entitled to receive the Notice and attend the Annual Meeting and may vote by using the methods described in the CDI Voting Instruction Form. For votes to be counted, the CDI Voting Instruction Form must be lodged with the Company’s Australian share registrar, Computershare Investor Services Pty Limited (“Computershare AUS”), the agent the Company has designated for the collection and processing of voting instructions from the Company’s CDI holders, no later than 5:00 p.m. Australian Eastern Time on Friday, May 23, 2025 (12:00 a.m. Pacific Time on Friday, May 23, 2025) and in a manner as set out in the Notice of Annual Meeting and this Proxy Statement. Computershare AUS is required to follow the voting instructions properly received from holders of CDIs. See “How do I vote if I hold CDIs?” below.
What am I voting on?
There are three matters scheduled for a vote:
•	the election of the three Class III directors named in this Proxy Statement (“Proposal 1”);
•	the approval, on an advisory, non-binding, basis of the compensation of the Company’s named executive officers (“Proposal 2”); and
•
the ratification of the appointment by the Audit Committee of the Board of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025 (“Proposal 3”).

What if another matter is properly brought before the meeting?
The Company knows of no other matters that will be presented for consideration at the Annual Meeting other than the proposals named in this Proxy Statement. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote with discretionary authority on such matters in accordance with their best judgment.
How do I vote if I hold shares of Common Stock?
At the Annual Meeting, every holder of Common Stock, either present in person (virtual attendance) or by proxy, is entitled to one vote for each share of Common Stock held on the Record Date on all matters submitted to a vote of the stockholders.
If you are a stockholder of record, you can vote in any of the following ways:
In person (virtual attendance)
Physical attendance at the Annual Meeting is not available. Stockholders may attend the virtual online facility by accessing the following link: www.virtualshareholdermeeting.com/LIF2025 and vote online using the facility during the meeting.

Proxy forms
You may vote by submitting a signed and dated proxy card.

By mail
Vote Processing
c/o Broadridge
51 Mercedes Way
Edgewood, NY 11717, USA
To ensure your votes are cast, your signed and dated proxy card must be received by Broadridge no later than 8:59 p.m. Pacific Time on Monday, May 26, 2025 (1:59 p.m. Australian Eastern Time on Tuesday, May 27, 2025).

Online
www.proxyvote.com
Follow the directions or the Notice and use your 16-digit Control Number. Proxies submitted online must be submitted no later than 8:59 p.m. Pacific Time on Monday, May 26, 2025 (1:59 p.m. Australian Eastern Time on Tuesday, May 27, 2025).

By phone
1-800-690-6903 (USA, US Territories & Canada only). Follow the instructions provided by the recorded message. Follow the directions or the Notice and use your 16-digit Control Number. Proxies submitted online must be submitted no later than 8:59 p.m. Pacific Time on Monday, May 26, 2025 (1:59 p.m. Australian Eastern Time on Tuesday, May 27, 2025).

If you are a Street Name holder, you should receive a voting instruction form from your broker, bank, trust, or other nominee with instructions on how to vote your shares based on the proposals and voting options disclosed in the voting instruction form, which is similar to the voting procedures for stockholders of record. To vote prior to the meeting, simply follow the voting instructions in the voting instruction form to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent prior to the Annual Meeting. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form.
How do I vote if I hold CDIs?
If you are a CDI holder you may attend the virtual Annual Meeting but will not be able to lodge a vote at the meeting using the virtual online facility. You must therefore take one of the following actions in order to vote:

a)
Vote the shares underlying your CDIs by completing and returning your CDI Voting Instruction Form (as described above) which must be lodged with Computershare AUS by no later than 5:00 p.m. Australian Eastern Time on Friday, May 23 (12:00 a.m. Pacific Time on Friday, May 23, 2025), in accordance with the instructions on that form.

By mail	Share Registry – Computershare Investor Services Pty Limited, GPO Box 242, Melbourne Victoria 3001, Australia
By fax	1800 783 447 (within Australia) +61 3 9473 2555 (outside Australia)
Online	www.investorvote.com.au
b)
Inform Computershare AUS by no later than 5:00 p.m. Australian Eastern Time on Friday, May 23 (12:00 a.m. Pacific Time on Friday, May 23, 2025) that you wish to nominate yourself or another person to be appointed as CDN’s proxy with respect to the shares underlying your CDIs for the purposes of attending and voting at the Annual Meeting by completing Step 2 in the CDI Voting Instruction Form.

Internet voting will be provided to allow you to vote your shares or CDIs online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the Record Date. Each CDI represents 1/3 of a share of Common Stock. Therefore, each CDI holder will be entitled to one vote for every 3 CDIs that they hold. Only full shares of Common Stock will count towards the vote, fractional shares will not be voted. To the extent a holder’s CDIs represent a fractional share of Common Stock, such fractional share will not count towards the vote.
As at the Record Date, there are 76,421,100 shares of Common Stock outstanding, including shares underlying all issued and outstanding CDIs (such outstanding shares of Common Stock, including shares underlying all issued and outstanding CDIs, being equivalent to 229,263,300 CDIs), all of which are entitled to vote with respect to the items to be acted upon at the Annual Meeting, subject to applicable voting exclusions. Therefore, there are currently a total of 76,421,100 votes entitled to be cast at the Annual Meeting, or at adjournments or postponements thereof.
Will my shares or CDIs be voted if I do not return my proxy or CDI Voting Instruction Form?
If you hold your shares of Common Stock directly in your own name, they will not be voted if you do not provide a proxy and you do not personally vote at the Annual Meeting via the online voting platform. Your shares of Common Stock may be voted under limited circumstances if they are held in the name of a U.S. brokerage firm. U.S. brokerage firms generally have the authority to vote a customer’s unvoted shares on certain “routine” matters. At the Annual Meeting, the proposals to ratify the appointment of the Company’s independent public accountants of authorized shares is the only “routine” matter. When a brokerage firm votes its customer’s unvoted shares, these shares are counted for the purposes of establishing a quorum.
If you hold CDIs, they will not be voted if your completed CDI Voting Instruction Form is not provided to Computershare AUS by 5:00 p.m. Australian Eastern Time on Friday, May 23, 2025 (12:00 a.m. Pacific Time on Friday, May 23, 2025), in accordance with the instructions on that form.
What if I return my proxy card or CDI Voting Instruction Form but do not include voting instructions?
Proxies that are signed and returned but do not include voting instructions will be voted as recommended by the Board as described in this Proxy Statement, and in the discretion of the proxy holders as to any other business (other than the proposals contained in this Proxy Statement) which may properly come before the Annual Meeting.
If you are a Street Name holder and do not provide the organization that holds your shares with specific voting instructions, the broker, bank or other agent that holds your shares may generally vote your shares on “routine” matters but cannot vote on “non-routine” matters. Proposals 1 and 2 are considered to be “non-routine” under the applicable rules. Accordingly, if you are a beneficial owner of shares held in Street Name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent. However, Proposal 3 is considered to be a “routine” matter under the applicable rules, meaning that if you do not provide voting instructions to your broker, bank or other agent by its deadline, your shares may be voted upon Proposal 3 by your broker, bank or other agent.
If a CDI holder does not include voting instructions in the CDI Voting Instruction Form in respect of a proposal, no vote will be cast on that proposal for that CDI holder.
What are “broker non-votes”?
If you are a Street Name holder and do not give voting instructions to your broker, bank or other agent, the broker, bank or other agent cannot vote your shares on “non-routine” matters and these un-voted shares are counted as “broker non-votes.” Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not affect the outcome of the election of our directors or the advisory vote to approve our executive compensation, as these matters are determined based on the number of votes cast and broker non-votes are not considered votes cast.

Who is paying for this proxy solicitation?
The Company will pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts, or other nominees for forwarding proxy materials to Street Name holders and CDI holders. The Company is soliciting proxies by mail. In addition, the directors, officers and regular employees of the Company may solicit proxies personally, telephonically, electronically or by other means of communication. The Company’s Directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation. The Company has engaged Nasdaq Corporate Solutions, LLC to solicit proxies for an estimated fee of $11,000, plus expenses.
What does it mean if I receive more than one Notice, proxy card or voting instruction form?
If you receive more than one Notice, proxy card or voting instruction form, your shares or CDIs may be registered in more than one name or in more than one account. Please follow the voting instructions for each Notice, proxy card or voting instruction form you receive to ensure that all of your shares are voted.
How do I change my vote or revoke my proxy or voting instructions?
If you are the record holder of your shares, you may revoke your proxy prior to the completion of voting at the Annual Meeting in any one of the following ways:
•
filing a written notice of revocation with Broadridge by no later than 8:59 p.m. Pacific Time on Monday, May 26, 2025 (1:59 p.m. Australian Eastern Time on Tuesday, May 27, 2025) in the manner specified below;

•
submitting a properly signed proxy card with a later date or submitting a later proxy by phone or online by no later than 8:59 p.m. Pacific Time on Monday, May 26, 2025 (1:59 p.m. Australian Eastern Time on Tuesday, May 27, 2025); or

•	attending the Annual Meeting using the virtual online facility, revoking your proxy, and voting via the online facility. Simply attending the meeting will not, by itself, revoke your proxy.
The written notice to change or revoke your proxy to Broadridge must be delivered to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, USA.
Your most current proxy card or telephone or internet proxy is the one that is counted.
If you are a Street Name holder, you may submit new voting instructions by contacting your broker, bank, or other nominee. You may also change your vote or revoke your voting instructions via the virtual online facility at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank, or other nominee) giving you the right to vote the shares.
If you are a CDI holder and you complete the CDI Voting Instruction Form, you may revoke those directions by delivering to Computershare AUS, by 5:00 p.m. Australian Eastern Time on Friday, May 23, 2025 (12:00 a.m. Pacific Time on Friday, May 23, 2025), a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent. The written statement can be delivered to Computershare Investor Services Pty Limited, GPO Box 242, Melbourne Victoria 3001, Australia, or hand delivered to such address. Alternatively, if you have previously submitted a completed CDI Voting Instruction Form to Computershare, you may change (but not revoke) your vote by logging on to www.investorvote.com.au by 5:00 p.m. Australian Eastern Time on Friday, May 23, 2025 (12:00 a.m. Pacific Time on Friday, May 23, 2025). In addition, if you are a CDI holder and prior to the Annual Meeting you nominate yourself or another person to be appointed as CDN’s proxy with respect to the shares underlying your CDIs by completing Step 2 in the CDI Voting Instruction Form, you may vote at the Annual Meeting.
When are stockholder proposals and director nominations due for the 2026 annual meeting of stockholders?
To be considered for inclusion in next year’s proxy materials, in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), your proposal must be submitted in writing so that it is received by the Company at its principal executive offices no later than Wednesday, December 17, 2025 (U.S.) (Thursday, December 18, 2025 (Australia)), and otherwise comply with SEC rules. The Company requests that all such proposals be addressed to Life360, Inc., Attn: Management, 1900 S Norfolk Street, Suite 310, San Mateo, CA 94403 and mailed by certified mail, return receipt requested.

If you wish to submit a director nomination that is not to be included in next year’s proxy materials, you must comply with the requirements of proxy access as set forth in the Company’s Bylaws. For the 2026 Annual Meeting of Stockholders, such nominations must be received by the Company no earlier than the close of business on the 120th day and no later than the 90th day before the first anniversary in connection with the preceding year’s annual meeting of stockholders. To be timely for the 2026 Annual Meeting of Stockholders, any such notice must be received by the Company at the address above no later than Thursday, February 26, 2026 (U.S.) (Friday, February 27, 2026 (Australia)) and not before Tuesday, January 27, 2026 (U.S.) (Wednesday, Thursday, January 28, 2026 (Australia)).
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 promulgated under the Exchange Act no later than Monday, March 30, 2026 (U.S.) (Tuesday, March 31, 2026 (Australia)).
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors (Proposal 1), votes “For,” “Withhold” and, if applicable, broker non-votes and, with respect to the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 2) and the proposal to ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025 (Proposal 3), votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions are not applicable with respect to Proposal 1. For Proposals 2 and 3, abstentions will have no effect and will not be counted towards the vote total for any of those proposals.
For proposals 1 and 2, broker non-votes (if any) will have no effect and will not be counted towards the vote total for any of these proposals. Brokers are permitted to vote on Proposal 3.
How many votes are needed to approve each proposal?
Subject to voting exclusion statements for a particular proposal, the following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	Nominees receiving the most “For” votes; withheld votes will have no effect.	Not applicable	No effect
2	Advisory vote on executive compensation	“For” votes from the holders of a majority of votes cast affirmatively or negatively	No effect	No effect
3	Ratification of the appointment of the independent registered public accounting firm	“For” votes from the holders of a majority of votes cast affirmatively or negatively	No effect	Brokers have discretion to vote on this proposal

What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if holders of at least one-third of the shares issued and outstanding and entitled to vote are present in person via the virtual online facility at the Annual Meeting or represented by proxy evidenced by a properly returned proxy card (in the case of holders of Common Stock) or CDI Voting Instruction Form (in the case of holders of CDIs). On the Record Date, there were 76,421,100 shares of Common Stock (including Common Stock underlying CDIs) issued and outstanding and entitled to vote.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date and time.

How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. The Board presently has nine members. There are three directors in Class III whose term of office expires in 2025. Each of the nominees listed below in this Proxy Statement is currently a director of the Company, and, as nominated by our Board of Directors and at the recommendation of our Nominating and Corporate Governance Committee, have been nominated for re-election to serve as Class III directors. If elected at the Annual Meeting, each of these nominees would serve for a term expiring at the 2028 annual meeting. Each director will hold office until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is the Company’s policy to encourage directors and director nominees to attend the Annual Meeting. All of the directors, other than Randi Zuckerberg, attended the 2024 Annual Meeting of Stockholders.
Directors are elected by a plurality of the votes cast on the election of directors by holders of shares present at the meeting or represented by proxy. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
Below are the skills, competencies and attributes that our Board and our Nominating and Corporate Governance Committee consider important for our directors to have, considering our current business and future market opportunities:
•
Executive Management, Leadership & Strategy: Experience and an ability to evaluate the performance of the CEO and senior executive managers and oversee strategic organizational and human resources initiatives.

•	Governance / Risk Management: Ability to identify, assess and monitor key risks in the company in a wide range of areas.
•
U.S. Listed Company Experience: Experience on the Board or as a senior executive for a U.S. listed company other than on the ASX, resulting in familiarity with the U.S. listing Rules, including the requirement for continuous disclosure.

•	ASX Experience: Experience on the Board or as a senior executive for an ASX Listed company, resulting in familiarity with the ASX rules, including the requirement for continuous disclosure.
•
Finance / Accounting: Qualification / experience in accounting and / or finance and the ability to analyze and critically assess financial statements, viability and performance; contribute to strategic financial planning and oversee budgets and funding arrangements.

•	Legal: Qualification / experience in law and the ability to contribute to the assessment of the legal risk profile of the company.
•	Marketing: Knowledge and experience in the strategic use of marketing and its inter-relationship with sales and product.
•	IT / Product: Knowledge and experience in the strategic use of information technology and design of product, particularly in relation to online businesses.
•
Business Development / M&A: Knowledge and experience in identifying and assessing business development opportunities, in particular experience in negotiating, assessing commercial terms and completing mergers / acquisitions or disposals.

•	Technology: Knowledge, experience and networks in the technology industry, either through direct involvement or through the provision of services to the businesses in the early stage of development.
•	Online: Knowledge, experience and networks in the online industry, with a keen understanding of current trends and the ability to think forward to upcoming developments including disruption.

•	Hardware: Knowledge, experience and networks in the hardware industry, with a keen understanding of current trends and the ability to think forward to upcoming developments including disruption.
•	International: Knowledge and experience in markets outside of the U.S., with a preference for experience in the geographical areas in which the company has active users.
•
People & Culture: Experience in managing people, including the ability to evaluate the CEO and senior executive performance, oversee strategic human resource management, workplace culture and the promotion of diversity and inclusion.

•	Remuneration: Experience in developing, setting and assessing remuneration arrangements for the CEO and senior executives resulting in a high-performance culture.
The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.
Nominees for Election for a Three-Year Term Expiring at the 2028 Annual Meeting
Chris Hulls, age 41, co-founded Life360 in April 2007 and has served as Life360’s Chief Executive Officer and a member of Life360’s Board since then. Mr. Hulls has been an angel investor in, or an advisor to, several technology companies, including Tile, Inc. (“Tile”), Credible Behavioral Health, Inc., Ring LLC, Automattic Inc., Honk Technologies, Inc. and Zendrive Inc. Mr. Hulls received his Bachelor of Science in Business Administration with Highest Honors at the University of California, Berkeley after serving in the United States Air Force.
Key Skills and Qualifications: Mr. Hulls has served on the Board since the Company’s formation and has remained on the Board due to the deep institutional knowledge he brings as Co-Founder and Chief Executive Officer of the Company and his business and technology company experience, including investing in and advising technology companies.

Experience:
• Executive Management, Leadership & Strategy • Governance / Risk Management • U.S. Listed Company Experience • ASX Experience • Finance / Accounting	• Finance / Accounting • Legal • Marketing • Business Development / M&A • IT / Product	• Technology • Online • Hardware • International • People & Culture • Remuneration

Charles “CJ” Prober, age 53, has served as a member of Life360’s Board since January 2022. Mr. Prober has served as the Chief Executive Officer and member of the Board of NETGEAR, Inc. since January 2024. Mr. Prober also served as Life360’s President and Chief Executive Officer of Tile from January 2022 to July 2023. Prior to this, Mr. Prober served as the Chief Executive Officer of Tile from September 2018 until its acquisition by Life360 and as a member of Tile’s Board since February 2018, including as its Executive Chairman from February 2018 to September 2018. He served as the Chief Operating Officer of GoPro, Inc. (Nasdaq: GPRO) from January 2017 to February 2018 and its Senior Vice President of Software and Services from June 2014 to December 2016. Mr. Prober has also held positions at Electronic Arts Inc. (Nasdaq: EA), McKinsey & Company and Wilson Sonsini Goodrich & Rosati. Mr. Prober has also served as a member of the board of directors of Glorious Gaming from January 2024 to February 2025. Mr. Prober received his Bachelor of Commerce from the University of Manitoba and a Bachelor of Laws from McGill University.
Key Skills and Qualifications: Mr. Prober was selected to serve on the Board due to his institutional knowledge as the Chief Executive Officer of Tile and his expertise in the mobile app and technology industry.

Experience:
• Executive Management, Leadership & Strategy • Governance / Risk Management • U.S. Listed Company Experience • ASX Experience	• Finance / Accounting • Legal • Marketing • Business Development / M&A • IT / Product • Technology	• Online • Hardware • International • People & Culture • Remuneration

John Philip Coghlan, age 73, has served as a member of Life360’s Board since November 2009. In February 2017, Mr. Coghlan co-founded the Rivet School, a non-profit start-up focused on providing debt-free college degree attainment, where he currently serves as a board member. Mr. Coghlan previously served as President and Chief Executive Officer of Visa U.S.A. and as Vice Chairman of the Charles Schwab Corporation (NYSE: SCHW). He received a Bachelor of Arts in Psychology from Stanford University, a Master of Arts in Economics and Public Policy from Princeton University and a Master of Business Administration from Harvard Business School.
Key Skills and Qualifications: Mr. Coghlan was selected to serve on the Board due to his experience as an executive and board member of multiple large companies.

Experience:
• Executive Management, Leadership & Strategy • Governance / Risk Management • U.S. Listed Company Experience • ASX Experience	• Finance / Accounting • Legal • Marketing • IT / Product • Business Development / M&A	• Online • International • People & Culture • Remuneration

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.
Class I Directors Continuing in Office Until the 2026 Annual Meeting
Mark Goines, age 71, has served as a member of Life360’s Board since April 2019. Mr. Goines served as the Vice Chairman of Personal Capital Corporation from June 2016 to September 2020 and as its Chief Marketing Officer and Chief Strategy Officer from January 2012 to September 2020. He currently serves on the boards of several private technology and app building companies, including BillFloat, Inc., Odeko, LLC, Ascend Credit, Inc., Candex Solutions Inc., Human Interest, Inc., Chocolate Holdings LLC and Bloom Credit Inc. Mr. Goines earned his Bachelor of Science and Master of Business Administration from the University of California, Berkeley.
Key Skills and Qualifications: Mr. Goines was selected to serve on the Board due to his executive experience and industry expertise gained from serving on the boards of multiple growth focused technology and app-building companies.

Experience:
• Executive Management, Leadership & Strategy • Governance / Risk Management • U.S. Listed Company Experience • ASX Experience • Finance / Accounting	• Legal • Marketing • Business Development / M&A • IT / Product • Technology	• Online • Hardware • International • People & Culture • Remuneration

Alex Haro, age 39, co-founded Life360, has served as a member of Life360’s Board since August 2008 and previously served as Life360’s President from June 2014 to January 2020 and Chief Technology Officer from August 2008 to December 2020. Since October 2021, he has served as the executive chairman and Chief Executive Officer for Hubble Network Inc. In January 2020, Mr. Haro co-founded and currently serves as the Chief Technology Officer and board member of MyMoneyKarma Infomatics India Private Limited. In 2015, Mr. Haro was recognized by Forbes 30 Under 30 in Consumer Technology. Prior to Life360, he worked on Orbited. Mr. Haro studied Computer Science at Pomona College.
Key Skills and Qualifications: Mr. Haro was selected to serve on the Board due to his institutional knowledge as a Co-Founder and former Chief Technology Officer, as well as his extensive technology industry experience.

Experience:
• Executive Management, Leadership & Strategy • Governance / Risk Management • U.S. Listed Company Experience • ASX Experience	• Legal • Marketing • Business Development / M&A • IT / Product • Technology	• Online • Hardware • International • People & Culture • Remuneration

Randi Zuckerberg, age 43, has served as a member of Life360’s Board since January 2021. Ms. Zuckerberg has worked with more than 20 early and mid-stage companies as an investor and advisor. She serves as a member of the boards of several companies including Life360 and The Motley Fool, LLC. She previously served as a member of the boards of Athena Technology Acquisition Corp. II (NYSE: ATEK), a special purpose acquisition company from 2021 to 2024 and Go Noodle, Inc. from 2020 to 2023. Additionally, she has previously served as a strategic advisor to Open Deal Portal LLC (d/b/a, Republic) and OkCoin, Inc. Over the course of her career, she has helped families navigate the digital world. Through the company she founded in 2012, Zuckerberg Media, she has created award-winning content and experiences that educate families and bring to light issues around digital literacy and safety. Ms. Zuckerberg is the best-selling author of four books, producer of multiple television shows and theater productions, and she hosts a weekly radio show on SiriusXM. Ms. Zuckerberg has been recognized with an Emmy nomination, three Tony awards, a Drama Desk Award, and a Kidscreen Award. Prior to founding her own company, Ms. Zuckerberg was an early employee at Facebook, where she created Facebook Live. She holds a Bachelor of Arts in Psychology from Harvard University.

Key Skills and Qualifications: Ms. Zuckerberg was selected to serve on the Board due to her extensive background investing in and advising technology and public companies.

Experience:
• Executive Management, Leadership & Strategy • Governance / Risk Management • Marketing	• Business Development / M&A • IT / Product • Technology	• Online • International • People & Culture

Class II Directors Continuing in Office Until the 2027 Annual Meeting
Brittany Morin, age 39, has served as a member of Life360’s Board since January 2018. Ms. Morin founded Offline Ventures, an early stage venture fund with $250M+ AUM, in March 2020 and is the managing director. She is also the founder, Chief Executive Officer and board member of Brit Media, Inc., a digital media and commerce brand, founded in 2011. She also previously served on the board of Girl Scouts of America and worked at Google LLC (Nasdaq: GOOG) and Apple Inc. (Nasdaq: AAPL). Ms. Morin was named one of Ad Age’s 40 Under 40 in 2018, Forbes 30 Under 30 in 2014 and Fortune’s Most Promising Entrepreneurs in 2015. Ms. Morin received her Bachelor of Science in Business and Communications summa cum laude from the University of Texas at Austin.
Key Skills and Qualifications: Ms. Morin was selected to serve on the Board due to her entrepreneurial experience starting and leading venture capital and consumer internet companies.

Experience:
• Executive Management, Leadership & Strategy • Governance / Risk Management • U.S. Listed Company Experience • ASX Experience • Finance / Accounting	• Legal • Marketing • Business Development / M&A • IT / Product • Technology	• Online • Hardware • International • People & Culture • Remuneration

James Synge, age 57, has served as a member of Life360’s Board since May 2019 and started as an early investor in 2008. Mr. Synge has also served as a Partner at Carthona Capital FS Pty Ltd, an Australian venture capital fund, since 2014. He has held senior positions at Bankers Trust Company Australia, Deutsche Bank AG Frankfurt and UBS AG Zurich. Mr. Synge holds a Bachelor of Business from the University of Technology Sydney and a Master of Tax from the University of Sydney.
Key Skills and Qualifications: Mr. Synge was selected to serve on the Board due to his venture capital experience and extensive financial industry knowledge.

Experience:
• Executive Management, Leadership & Strategy • Governance / Risk Management • U.S. Listed Company Experience • ASX Experience	• Finance / Accounting • Legal • Marketing • IT / Product • Business Development / M&A	• Technology • Online • International • Remuneration

David Wiadrowski, age 65, has served as a member of Life360’s Board since March 2019. Mr. Wiadrowski previously served as Director and Chief Financial Officer of ELEVACAO Foundation, Inc., an Australian non-profit committed to empowering women entrepreneurs, from July 2016 to July 2017, and prior thereto served in various positions at PricewaterhouseCoopers Australia over a 37 year period, including as Partner and Chief Operating Officer. He currently also serves on the boards of three other Australian listed companies including: oOh! Media Limited (ASX: OML), Car Group Limited (ASX: CAR) and IPH Limited (ASX: IPH), and on the board of a private company, the Cambodian Children’s Fund Australia Limited. He holds a Bachelor of Commerce from the University of New South Wales, is a Fellow of the Chartered Accountants of Australia and New Zealand and is a graduate of the Australian Institute of Company Directors.

Key Skills and Qualifications: Mr. Wiadrowski was selected to serve on the Board due to his financial industry expertise and experience serving on the boards of several Australian public companies.

Experience:
• Executive Management, Leadership & Strategy • Governance / Risk Management • U.S. Listed Company Experience • ASX Experience	• Finance / Accounting • Legal • Marketing • Business Development / M&A • IT / Product	• Technology • Online • Hardware • International • People & Culture • Remuneration

Board Diversity
The Nominating and Corporate Governance Committee recognizes that a variety of personal backgrounds, perspectives and experiences is essential to proper functioning of our Board and that the judgments and viewpoints offered by a diverse board of directors improves the quality of decision-making and enhances board performance. Of our total nine directors, we have two directors who are female, one male director that identifies as Hispanic and one male director that identifies as Asian.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
We have assessed the independence of our directors with respect to the definitions of independence prescribed by each of the Nasdaq Stock Market (“Nasdaq”) and the SEC, and our Corporate Governance Guidelines (“Guidelines”). Our Guidelines are available to stockholders on the Company’s website at investors.life360.com.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors are independent directors within the meaning of Nasdaq independence standards and for the purposes of our Guidelines: Messrs. Coghlan, Synge, Goines and Wiadrowski and Mses. Morin and Zuckerberg. In making this determination, the Board found that none of these directors or director nominees had a material or other disqualifying relationship with the Company. The Board determined that Mr. Hulls is not independent because he is a co-founder of the Company and serves as its Chief Executive Officer. The Board determined that Mr. Haro is not independent because he is a co-founder of the Company. The Board determined that Mr. Prober is not independent because he served as the President of the Company until July 2023. In making this determination, the Board additionally considered the transaction discussed in the section titled “Certain Related Person Transactions” in this Proxy Statement and that each of John Philip Coghlan, Chris Hulls, Brittany Morin, James Synge and Randi Zuckerberg have direct or indirect immaterial economic interests in Hubble Network, Inc.
Board Leadership Structure
The Board of the Company has an independent chair (the “Board Chair”), Mr. Coghlan, who has authority, among other things, to call and preside over meetings of the Board, including executive sessions of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chair has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board is responsible for assessing major risks facing the Company and considering ways to address those risks and overseeing the establishment and maintenance of processes and conditions to manage these risks and maintain the integrity of the Company. A key component of our risk management framework is the regular review of key risks and opportunities by our leadership team. An assessment of areas of potential risks to the business, estimated likelihoods and mitigation strategies is performed annually. Identified risks are included in a risk register, the key risk categories of which include cybersecurity, brand, business continuity, talent and financial risks. The Board oversees risk management directly and through its committees. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Audit Committee the responsibility of coordinating between the Board and management the implementation of responses to any problematic risk management issues.
The Audit Committee oversees the Company’s corporate accounting and financial reporting, including auditing of the Company’s financial statements and the qualification, independence, performance and terms of engagement of the Company’s independent auditor. The Audit Committee is also responsible for monitoring and advising the Board on risk management policies and procedures and risk assessment. The Audit Committee has the responsibility to consider and discuss with management and, as appropriate, the independent auditor, risk assessment and risk management, including our major financial risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, including compliance with ethical standards adopted by the Company, in addition to oversight of the performance of our internal audit function.

Our Compensation Committee assesses risks arising from the Company’s compensation policies and practices for all employees, including non-executive officers, that are reasonably likely to have a material adverse effect on the Company.
Our Nominating and Corporate Governance Committee is responsible for overseeing the Company’s environmental, social and governance (“ESG”) strategy, targets, policies, performance and reporting. The Nominating and Corporate Governance Committee periodically reviews and discusses with management practices with respect to ESG matters that are expected to have significant long and short-term impacts on the Company’s performance, business activities or reputation.
Cybersecurity Risk
The Board is responsible for monitoring and assessing strategic risk exposure and the mitigation and remediation of cybersecurity incidents, and oversees cybersecurity risk management functions as a whole, as well as through the Audit Committee. The Company maintains a cybersecurity risk register which is reviewed regularly and updated as appropriate. The Company hired a Chief Information Security Officer (“CISO”) during fiscal year 2024, and the corporate security team, led by our CISO, informs the Board and the Audit Committee of certain cybersecurity risks and threats during quarterly meetings and provides materials shared in connection with such meetings, as well as ad hoc updates when there are material developments or changes that may impact cybersecurity risk to the Company. Our cybersecurity incident response procedures are designed to escalate certain cybersecurity incidents to our executive officers and the Board as appropriate. In addition to the cybersecurity incident response procedures we have in place, we also maintain cybersecurity insurance to cover certain losses and damages caused by cybersecurity incidents. See Item 1C. “Cybersecurity” in our Annual Report on Form 10-K for more information related to our cybersecurity risk management and strategy.
Meetings of the Board of Directors
The Board met fourteen times during the last fiscal year. Each Board member attended at least 85% or more of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were a director or committee member.
Information Regarding Committees of the Board of Directors
The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. In 2024 and in connection with the Company’s initial public offering (the “U.S. IPO”), the Board restructured its committee composition, (i) separating the Remuneration and Nomination Committee into the Compensation Committee and the Nominating and Corporate Governance Committee, (ii) implementing a committee name change for the previously named Audit and Risk Management Committee to the Audit Committee, and (iii) putting into effect new committee charters for each committee, effective June 7, 2024.
The following table provides membership and meeting information for fiscal 2024 for each of the Board committees:

Name of Director	Audit	Compensation	Nominating and Corporate Governance
John Philip Coghlan	Member	Member	Chair
Mark Goines		Chair	Member
Brittany Morin		Member	Member
James Synge	Member
David Wiadrowski	Chair
Randi Zuckerberg	**
Total Meetings in Fiscal 2024	6	3	3

**	Ms. Zuckerberg resigned from the Audit Committee in January 2024.

Each of the committees has authority to retain and terminate counsel or any outside advisors it deems necessary to perform its duties and oversight responsibilities. The Board has determined that each member of each committee is independent with respect to the definitions of independence prescribed by each of the Nasdaq, the SEC and our Guidelines, and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each member of our Audit Committee and Compensation Committee satisfies the additional independence standards applicable to directors serving on such committee under the Nasdaq Listing Rules and SEC rules.
Below is a description of each committee of the Board.
Audit Committee
The Audit Committee of the Board was established by the Board to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.
The Audit Committee is composed of three directors: Mr. Coghlan, Mr. Synge, and Mr. Wiadrowski. The Audit Committee met six times during the last fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at investors.life360.com. The charter of the Audit Committee permits the Audit Committee to, as it deems appropriate, delegate all or a portion of its duties and responsibilities to a subcommittee.
The Audit Committee provides assistance to the Board in fulfilling the Audit Committee’s responsibilities and duties, including with respect to:
•
monitoring the Company’s accounting and financial reporting processes, systems of internal control over financial reporting and audits of financial statements, including the quality and integrity of the Company’s financial statements and reports;

•
evaluating the qualifications, independence and performance of the independent registered public accounting firm or firms engaged as the Company’s independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services;

•
retaining or terminating the engagement of the Company’s existing independent registered public accounting firm and approving any engagements of audit and non-audit work performed by the independent registered public accounting firm;

•	preparing the audit committee report required by SEC rules to be included in the Company’s annual proxy statement;
•
providing oversight of compliance with the Company’s programs and policies designed to ensure adherence to applicable laws, as well as to the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”);

•
providing oversight of the Company’s risk management, risk assessment and risk exposures with respect to financial, accounting, operational, tax, privacy and cybersecurity and information technology risks; and

•	administering the Company’s Related Persons Transactions Policy (as described below in at “Transactions with Related Persons and Indemnification — Related Person Transactions Policy and procedures”).
The Board has also determined that Mr. Wiadrowski qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Wiadrowski’s level of knowledge and experience based on a number of factors, including his formal education and experience as an audit partner for public reporting companies.
Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Mr. David Wiadrowski (Chair)
Mr. John Philip Coghlan
Mr. James Synge
* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Compensation Committee
The Compensation Committee is composed of three directors: Mr. Coghlan, Mr. Goines and Ms. Morin. The Compensation Committee met one time and the former Remuneration and Nomination Committee met two times during the 2024 fiscal year.
The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at investors.life360.com. The charter of the Compensation Committee permits the Compensation Committee to, as it deems appropriate, delegate all or a portion of its duties and responsibilities to a subcommittee. The charter additionally allows the Compensation Committee, as it deems appropriate, to delegate to one or more officers or other employees of the Company the authority to grant, amend and/or administer awards of cash or options or other equity securities to any employees or other service providers of the Company who are not executive officers (as defined in the charter) of the Company under the Company’s incentive-compensation or other equity-based plans. Any such delegation must be made in accordance with the terms of the relevant plan, the Company’s bylaws and applicable state law.
The Compensation Committee acts on behalf of the Board to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including, but not limited to:
•
overseeing the Company’s overall compensation practices and objectives, and assess whether the Company’s compensation practices establish appropriate incentives in light of the Company’s specific business objectives;

•
reviewing and approving, or recommending to the Board for approval, corporate goals and objectives relevant to the CEO’s compensation and evaluating the CEO’s performance in light of those goals and objectives and either determining, approving, or recommending to the Board for approval, the CEO’s compensation level based on this evaluation;

•
reviewing and approving, or recommending to the full Board for approval, corporate goals and objectives relevant to executive officers other than the CEO and reviewing, approving, or recommending to the Board for approval, their compensation;

•
establishing and reviewing policies and agreements providing perquisites for directors, executive officers or other senior management (provided that any perquisites for non-executive officer members of the Board must be recommended to the full Board);

•	reviewing and approving the list of companies to be included in any compensation peer group used to determine pay levels;
•
reviewing and approving, or recommending to the full Board for approval, any employment or post-employment agreement or arrangement (including severance and change in control benefits) applicable to executive officers and other employees;

•	reviewing and recommending to the full Board for approval, the form and amount of director compensation;

•
reviewing and approving, or recommending to the full Board for approval, the establishment or modification of equity-based compensation plans, as well as any other incentive compensation plans; and retirement and profit-sharing plans, severance plans, deferred compensation plans, or similar programs;

•	administering the Company’s incentive compensation, equity-based and other benefit plans;
•
reviewing and approving, or recommending to the full Board for approval, all equity-based awards, including pursuant to the Company’s equity-based plans and subject to the ability of the Compensation Committee to delegate authority pursuant to its charter and the terms of the applicable plans;

•	reviewing and recommending to the Board the Company’s Compensation Discussion and Analysis (the “CD&A”) to be included in the Company’s annual proxy statement;
•	preparing the report of the Compensation Committee to be included in the Company’s annual proxy statement or annual report on Form 10-K;
•	monitoring the Company’s regulatory compliance with respect to compensation matters;
•	establishing, approving, modifying and overseeing the Company’s compensation clawback policy; and
•	reviewing and discussing with the Board and the Company’s executive officers plans for executive officer development and succession strategy and plans for the CEO and other executive officers.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least three times annually and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief People Officer and Compensia, Inc., the Company’s independent compensation consultant (“Compensia”).
The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The charter of the Compensation Committee grants the Compensation Committee the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
For additional information, see “Compensation Discuss and Analysis—How We Determine Compensation—Role of Compensation Committee” in this Proxy Statement.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee was, at any time during fiscal year 2024 or at any other time, one of our officers or employees, and no member of the Compensation Committee had any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During fiscal year 2024, none of our executive officers served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is composed of three directors: Mr. Coghlan, Mr. Goines and Ms. Morin. The Nominating and Corporate Governance Committee met one time and the former Remuneration and Nomination Committee met two times during the 2024 fiscal year.
The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website at investors.life360.com. The charter of the Nominating and Corporate Governance Committee permits the Nominating and Corporate Governance Committee to, as it deems appropriate, delegate all or a portion of its duties and responsibilities to a subcommittee.
The Nominating and Corporate Governance Committee’s primary purpose and responsibilities are:
•
identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending candidates to the Board for appointment, election or reelection to the Board;

•	making recommendations to the Board regarding the membership of the committees of the Board, and assessing the performance of the Board;
•	overseeing evaluations of the Board, its committees, and Board members;
•
developing and recommending to the Board for adoption the Company’s Guidelines, periodically reviewing and recommending changes to the Guidelines as appropriate and monitoring compliance with such guidelines;

•
reviewing stockholder proposals submitted for inclusion in the Company’s proxy statement and recommending to the Board any statements by the Company in response, and considering stockholder nominees for election to the Board at the Company’s annual meeting of stockholders; and

•	overseeing the Company’s corporate culture and strategies and overseeing the Company’s Environmental, Social and Governance (ESG) strategy, targets, policies, performance and reporting.
Board of Directors Nominations
The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee, consistent with the criteria approved by the Board, believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and having high personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having experience as a board member or executive officer of another publicly held company and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. The Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.
The Nominating and Corporate Governance Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews a director’s overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the director’s independence.
The Nominating and Corporate Governance Committee also takes into account the results of the Board’s self-evaluation, conducted at least annually with the advice and assistance of the Nominating and Corporate Governance Committee, to review and evaluate the performance of the Board, each board committee, and each individual director against the relevant charters, corporate governance policies, and agreed goals and objectives. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
It is the policy of the Nominating and Corporate Governance Committee to consider stockholder nominees who are nominated in accordance with the procedures given above (at “When are stockholder proposals and director nominations due for the 2026 annual meeting of stockholders”) consistent with the criteria approved by the Board and on the same basis as other nominees from other sources.
Communications with the Board of Directors
Stockholders are encouraged to submit questions or requests for information directly to the Company via the Company’s website at investors.life360.com in accordance with the Company’s Stockholder’s Communications Policy. Every effort is made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Our General Counsel will review stockholder communications and, if appropriate, route them to the appropriate director(s) or, if none is specified, to the Chairperson of the Nominating and Corporate Governance Committee of the Board. We reserve the right not to forward to Directors any abusive, threatening or otherwise inappropriate materials.
Stockholder Engagement
The Company engages with stockholders throughout the year through regular investor meetings and stockholder outreach sessions. The Company also solicits and receives feedback with respect to a broad range of topics of interest to our stockholders. Additional stockholder and investor outreach includes analyst meetings and investor conferences. We also hold investor conference calls for our quarterly earnings releases where participants are able to ask questions, which are available in real time by audio conference and are archived on our Investor Relations website at investors.life360.com.
Code of Business Conduct and Ethics
The Company has adopted a Code of Conduct that applies to all officers, directors, employees, contractors, consultants, and authorized representatives. The Code of Conduct, and any amendments or grants of waivers thereto, is available on the Company’s website at investors.life360.com. If the Company makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code of Conduct to any executive officer or director, the Company will promptly disclose the amendment or waiver on its website.
Corporate Governance Guidelines
The Board has established the Company’s Guidelines, and the Nominating and Corporate Governance Committee is responsible for reviewing our Guidelines periodically and recommending changes, and overseeing and monitoring compliance with the Guidelines. The Guidelines address, among other things, the composition and role of the Board, director independence standards, director orientation and education, and additional matters such as CEO evaluations and officer succession planning. Our Guidelines are available to stockholders on the Company’s website at investors.life360.com.
Clawback Policy
The Company has adopted the Life360, Inc. Incentive Compensation Recoupment Policy, in accordance with SEC rules and Nasdaq listing standards. The policy provides for the recoupment of incentive compensation received by certain current and former executive officers, including our named executive officers, in certain circumstances where there has been a restatement of the Company’s financial statements. A copy of the policy is filed with the Company’s Annual Report on Form 10-K as Exhibit 97.1.

Insider Trading Policy
We have insider trading policies and procedures that govern the purchase, sale and other disposition of our securities by directors, officers, employees, contractors and consultants, as well as by the Company itself. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. A copy of our Insider Trading Policy is filed with the Company’s Annual Report on Form 10-K as Exhibit 19.1.
Prohibition on Hedging, Pledging and other Transactions
As part of the Company’s Insider Trading Policy, all employees (including our executive officers), contractors, consultants, and Board members are prohibited from engaging in short sales of our securities, buying or selling puts or calls on our securities or otherwise engaging in hedging transactions involving our securities. The Company’s Insider Trading Policy also prohibits pledging the Company’s securities as collateral in a margin account or as collateral for a loan unless the pledge has been approved by the Company’s General Counsel in accordance with any applicable policy or guidelines of the Company regarding pledging.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this Proxy Statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the CD&A, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are aligning pay for performance, including by making compensation variable and at risk, and aligns the compensation of our named executive officers with our stockholders’ interests. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment. Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this Proxy Statement by casting a non-binding advisory vote (“say-on-pay vote”) “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Consistent with the preferences expressed by our stockholders in agreement with our Board, our stockholders are given the opportunity to cast an advisory vote on this topic annually.
Advisory approval of this proposal requires the vote of the holders of a majority of the votes cast affirmatively or negatively at the Annual Meeting.
The Board of Directors Recommends
A Vote For the Approval of Proposal 2.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee and the Board have selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and have further directed that management submit the appointment of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm. However, the Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2024 and December 31, 2023, by Deloitte, the Company’s principal accountant for such periods.
Deloitte

	Fiscal Year Ended
	2024	2023
Audit Fees(1)	$2,887,336.00	$2,831,216.00
Audit-related Fees(2)	$437,466.00	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$3,324,802.00	$2,831,216.00

All fees described above were pre-approved by the Audit Committee.
(1)
Audit Fees include fees related to the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements as well as services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements for those fiscal years, including review of SEC registration statements and related consents.

(2)
Audit-related Fees represent the aggregate fees billed for assurance and related services that are reasonably related to the audit or review of the company’s financial statements and are not reported as Audit Fees.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning. The Company paid no tax fees to Deloitte for the years ended December 31, 2023 and December 31, 2024.
(4)	The Company paid no other fees to Deloitte for the years ended December 31, 2023 and December 31, 2024.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Deloitte. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Deloitte is compatible with maintaining the principal accountant’s independence.
Approval of this Proposal 3 requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively.
The Board of Directors Recommends
A Vote In Favor of Proposal 3.

EXECUTIVE OFFICERS
The following table sets forth certain information regarding our executive officers as of April 1, 2025.

Name	Age	Position
Chris Hulls	41	Co-Founder, Chief Executive Officer and Director
Russell Burke	64	Chief Financial Officer
Lauren Antonoff	55	Chief Operating Officer
Susan Stick	56	General Counsel and Corporate Secretary

For Mr. Hulls’ biography, see “Proposal 1 Election of Directors” above.
Russell Burke has served as Life360’s Chief Financial Officer since May 2020. Prior to joining Life360, Mr. Burke served as the Chief Financial Officer of Fandor LLC, a subscription-based streaming service, from August 2017 to December 2018. Prior to that, he served as Chief Financial Officer at Globality, Inc., a business-to-business services marketplace, from July 2015 to July 2017. Mr. Burke also previously served as Chief Financial Officer of Mandalay Media, Inc. and Magic Leap, Inc. and as Chief Executive Officer of Weight Watchers Australia and New Zealand and held senior financial positions at Sony Music Entertainment, and earlier in his career he was with Price Waterhouse (now PricewaterhouseCoopers) in Australia and the U.S. Mr. Burke received his Bachelor of Commerce from the University of Newcastle (Australia) and is a Chartered Accountant (Australia and New Zealand).
Lauren Antonoff has served as Life360’s Chief Operating Officer since May 2023. Prior to joining Life360, Ms. Antonoff served several roles at GoDaddy Inc., an internet domain registrar and web hosting company, including President of the U.S. small business division from November 2019 to January 2022 and Senior Vice President & General Manager, Presence and Commerce from March 2015 to November 2019. Prior to GoDaddy, Ms. Antonoff spent over 18 years at Microsoft Corporation, a computer software company, serving in various program manager roles culminating as Director, Program Management for SharePoint. Ms. Antonoff served on the board of directors of Momentive Global Inc. from August 2022 to May 2023. Ms. Antonoff received a Bachelor of Arts in Rhetoric and Political Science from the University of California, Berkeley.
Susan Stick has served as Life360’s General Counsel and Corporate Secretary since August 2023. Prior to joining Life360, Ms. Stick served as General Counsel and Senior Vice President, People & Places of Evernote Corporation from January 2018 to January 2023. Previously, she served as Vice President & General Counsel of One Kings Lane, Associate General Counsel of Skype, and Assistant General Counsel of Intuit Inc. Ms. Stick received a Bachelor of Arts in History from the University of California, Los Angeles and a Juris Doctor from University of Hawaii at Manoa.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of Common Stock (including shares underlying all issued and outstanding CDIs) of the Company as of March 31, 2025 by (i) each person who, to the Company’s knowledge, owns more than 5% of its Common Stock, (ii) each of the Company’s named executive officers and directors, and (iii) all of the Company’s executive officers and directors as a group. The table also sets out the names of all persons who have filed Schedule 13D or 13G with the SEC, an ASIC Form 603 (Notice of initial substantial holder) notifying the Company of a relevant interest in 5% or more of the voting rights attached to the issued securities of the Company, or an ASIC Form 604 (Notice of change of interests of substantial holder) notifying the Company of a change to their relevant interest holding of 1% or more. Shares of our Common Stock subject to options, warrants, or other rights currently exercisable, or exercisable within 60 days of March 31, 2025, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. As of March 31, 2025, the Company had 76,418,660 shares of Common Stock issued and outstanding, including all shares of Common Stock underlying issued and outstanding CDIs. Unless otherwise indicated below, the address for each beneficial owner is c/o Life360, Inc., 1900 S Norfolk Street, Suite 310, San Mateo, California 94403.

Name of beneficial owner	Number of shares of Common Stock beneficially owned(1)	Percentage of Common Stock beneficially owned
5%+ Stockholders
None
Directors and named executive officers
Chris Hulls(2)	2,967,823	3.8%
Russell Burke(3)	650,507	*%
Lauren Antonoff(4)	136,091	*%
Susan Stick(5)	19,879	*%
John Philip Coghlan(6)	370,733	*%
Mark Goines(7)	128,869	*%
Alex Haro(8)	1,368,325	1.8%
Brit Morin(9)	160,116	*%
Charles (CJ) Prober(10)	192,155	*%
James Synge(11)	279,882	*%
David Wiadrowski(12)	58,734	*%
Randi Zuckerberg(13)	60,233	*%
All directors and executive officers as a group (12 individuals)(14)	6,393,347	8.0%

*	Indicates ownership of less than 1% of outstanding Common Stock.
(1)	Includes shares of Common Stock underlying issued and outstanding CDIs.
(2)
Represents (i) 64,575 shares of our Common Stock held directly by Mr. Hulls; (ii) 260,060 shares of our Common Stock underlying 780,181 CDIs held directly by Mr. Hulls; (iii) 195,312 shares of our Common Stock underlying 585,938 CDIs held indirectly through the Rose Hulls 2023 Irrevocable Trust; (iv) 195,312 shares of our Common Stock underlying 585,938 CDIs held indirectly through the Robin Hulls 2023 Irrevocable Trust; (v) 195,312 shares of our Common Stock underlying 585,938 CDIs held indirectly through the Mackenzie Hulls 2023 Irrevocable Trust; (vi) 1,846 shares of our Common Stock held indirectly through ICCA Labs, LLC; (vii) 2,043,353 shares underlying options to purchase Common Stock that are exercisable within 60 days of March 31, 2025; and (viii) 12,051 shares underlying restrictive stock units (“RSUs”) that vested or will vest but will not be issued within 60 days of March 31, 2025 for administrative reasons. Mr. Hulls is a member of ICCA Labs, LLC and the number of shares reported herein represents his proportionate ownership interest in ICCA Labs, LLC.

(3)
Represents (i) 80,091 shares of our Common Stock held directly by Mr. Burke; (ii) 552,944 shares underlying options to purchase Common Stock that are exercisable within 60 days of March 31, 2025; and (iii) 17,472 shares underlying RSUs that vested or will vest but will not be issued within 60 days of March 31, 2025 for administrative reasons.

(4)
Represents (i) 101,427 shares of our Common Stock held directly by Ms. Antonoff; and (ii) 34,664 shares underlying RSUs that vested or will vest but will not be issued within 60 days of March 31, 2025 for administrative reasons.

(5)
Represents (i) 14,652 shares of our Common Stock held directly by Ms. Stick; and (ii) 5,227 shares underlying RSUs that vested or will vest but will not be issued within 60 days of March 31, 2025 for administrative reasons.

(6)
Represents (i) 1,742 shares of our Common Stock held directly by Mr. Coghlan; (ii) 37,411 shares of our Common Stock held indirectly through the John Coghlan Living Trust; (iii) 64,834 shares of our Common Stock held indirectly through the John Philip Coghlan 2024 Grantor Retained Annuity Trust; (iv) 265,004 shares underlying options to purchase Common Stock that are exercisable within 60 days of March 31, 2025; and (v) 1,742 shares underlying RSUs that vested or will vest but will not be issued within 60 days of March 31, 2025 for administrative reasons.

(7)
Represents (i) 1,507 shares of our Common Stock held directly by Mr. Goines; (ii) 91,809 shares of our Common Stock held indirectly through the Goines Wong Living Trust; (iii) 34,045 shares underlying options to purchase Common Stock that are exercisable within 60 days of March 31, 2025; and (iv) 1,508 shares underlying RSUs that vested or will vest but will not be issued within 60 days of March 31, 2025 for administrative reasons.

(8)
Represents (i) 957,153 shares of our Common Stock held directly by Mr. Haro; (ii) 1,887 shares of our Common Stock held indirectly through ICCA Labs, LLC; (iii) 407,837 shares underlying options to purchase Common Stock that are exercisable within 60 days of March 31, 2025; and (iv) 1,448 shares underlying RSUs that vested or will vest but will not be issued within 60 days of March 31, 2025. Mr. Haro is a member of ICCA Labs, LLC and the number of shares reported herein represents his proportionate ownership interest in ICCA Labs, LLC for administrative reasons.

(9)
Represents (i) 31,590 shares of our Common Stock held directly by Ms. Morin; (ii) 127,031 shares underlying options to purchase Common Stock that are exercisable within 60 days of March 31, 2025; and (iii) 1,495 shares underlying RSUs that vested or will vest but will not be issued within 60 days of March 31, 2025 for administrative reasons.

(10)
Represents (i) 101,294 shares of our Common Stock held directly by Mr. Prober; (ii) 89,413 shares underlying options to purchase Common Stock that are exercisable within 60 days of March 31, 2025; and (iii) 1,448 shares underlying RSUs that vested or will vest but will not be issued within 60 days of March 31, 2025 for administrative reasons.

(11)
Represents (i) 50,272 shares of our Common Stock held directly by Mr. Synge; (ii) 190,173 shares of our Common Stock underlying 570,519 CDIs held directly by Mr. Synge; (iii) 3,966 shares of our Common Stock held indirectly through ICCA Labs, LLC (the “ICCA Shares”), (iv) 33,972 shares underlying options to purchase Common Stock that are exercisable within 60 days of March 31, 2025; and (v) 1,499 shares underlying RSUs that vested or will vest but will not be issued within 60 days of March 31, 2025 for administrative reasons.. Mr. Synge has shared investment control held over Carthona Capital FS Pty Ltd. (“Carthona Capital”). Carthona Capital is a member of ICCA Labs, LLC. The ICCA Shares reported as beneficially owned by Mr. Synge represents Carthona Capital’s proportionate ownership interest in ICCA Labs, LLC. Mr. Synge disclaims beneficial ownership of these ICCA Shares except to the extent of his pecuniary interest therein.

(12)
Represents (i) 11,541 shares of our Common Stock held directly by Mr. Wiadrowski; (ii) 8,256 shares of our Common Stock underlying 24,768 CDIs held directly by Mr. Wiadrowski; (iii) 37,361 shares underlying options to purchase Common Stock that are exercisable within 60 days of March 31, 2025; and (iv) 1,576 shares underlying RSUs that vested or will vest but will not be issued within 60 days of March 31, 2025 for administrative reasons.

(13)
Represents (i) 20,915 shares of our Common Stock held directly by Ms. Zuckerberg; (ii) 37,870 shares underlying options to purchase Common Stock that are exercisable within 60 days of March 31, 2025; and (iii) 1,448 shares underlying RSUs that vested or will vest but will not be issued within 60 days of March 31, 2025 for administrative reasons.

(14)
Represents (i) 1,638,512 shares of our Common Stock; (ii) 1,044,427 shares of our Common Stock underlying 3,133,282 CDIs; (iii) 3,628,830 shares underlying options to purchase Common Stock that are exercisable within 60 days of March 31, 2025; and (iv) 81,578 shares underlying RSUs that vested or will vest but will not be issued within 60 days of March 31, 2025 for administrative reasons held by our executive officers and directors as a group.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than 10% of Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of the forms it received, or written representations from reporting persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% stockholders were met during the year ended December 31, 2024, except that a Form 4 report was not timely filed on behalf of Ms. Stick for a grant of restricted stock units granted on April 14, 2024. A Form 4 report was subsequently made on April 30, 2024 to report such transaction.

EXECUTIVE COMPENSATION
Compensation Discussion And Analysis
Executive Summary
Life360 is a family connection and safety company that helps keep people, pets, and important things close to the ones who love them. Our category-leading mobile app combines location sharing, driving safety, and digital protection features to bring peace of mind to everyday family life—whether that means coordinating pickups, checking on loved ones, or responding to emergencies. Operating on a “freemium” model, Life360 offers essential features at no cost, along with optional membership plans for added protection and services. Our hardware devices, including Tile Bluetooth trackers, integrate seamlessly with the Life360 app to help members keep track of what matters most. In addition, our advertising business offers relevant, high-quality brand integrations that provide value to members and enhance member experience while supporting long-term platform monetization.
Life360’s core values are designed to create a culture that supports our vision of an ambitious, professionally driven organization that can simplify safety so families can live fully:
•	Be a Good Person. Everyone at Life360 respects each other and maintains a high level of integrity.
•	Be Direct with Respect. We communicate directly, even when it’s hard. This is always done in support of the other person’s development, and we are intentionally inclusive and always respectful.
•	Members Before Metrics. We value metrics and use them to influence strategy and measure results, but at our core we always focus on building an exceptional experience for families.
•	High Intensity, High Impact. We do whatever it takes to get the job done. We are in a fast moving and competitive environment and we have a team that is in it to win it.
Our executive compensation program is designed to support our core values by awarding compensation that is designed to attract, retain, and motivate strong leaders who perform at high levels of intensity to help us deliver on our corporate mission and objectives. In structuring our executive compensation program, our Compensation Committee considers the unique characteristics of the Company and the significant competition for top talent in our industry; the challenges of recruiting, retaining, and motivating executives in an industry that generally has significant risks; and evolving compensation governance and best practices. Further, as a company incorporated in Delaware, with dual listing on Nasdaq and ASX and approximately 80 million monthly active users (“MAUs”) located in more than 150 countries, our leadership team must also possess, in addition to deep knowledge of the U.S. and Australian securities laws and governance requirements, the global perspectives and expertise required to navigate geopolitical challenges and to address novel and complex issues amid the evolving global regulatory and operating landscape.
This CD&A describes an overview of our executive compensation philosophy and objectives and the material elements of our executive compensation program during 2024 with respect to the following “named executive officers” (“NEOs”):

Executive	Position
Chris Hulls	Chief Executive Officer
Russell Burke	Chief Financial Officer
Lauren Antonoff	Chief Operating Officer
Susan Stick	General Counsel

Fiscal 2024 Performance Highlights
2024 was a transformative year for the Company, as it became dual-listed in the U.S. and Australia. On June 6, 2024, the Company completed its U.S. IPO and began trading on the Nasdaq Global Select Market under the trading symbol “LIF” which is in addition to its CHESS Depository Interests (“CDIs”) already listed on the ASX under the trading symbol “360.”

The Company also successfully executed against its strategic operating plan, as highlighted by the following:
•	Revenue of $371.5 million, a year-over-year increase of 22%, in line with guidance of $368 million to $374 million;
•	Net loss of $4.6 million, a $23.6 million improvement from fiscal 2023;
•	Positive Adjusted EBITDA of $45.5 million ahead of guidance of $39 million to $42 million, with consistent Positive Adjusted EBITDA delivered in each quarter of fiscal 2024;(1)
•	Positive operating cash flow of $32.6 million, a $25.1 million improvement versus fiscal 2023; and
•	Year-end cash, cash equivalents and restricted cash of $160.5 million up from $70.7 million at the end of fiscal 2023.

FY'24 Achievements

Cementing our position as the market-leading family safety membership service

Growing our audience

~79.6m

Global Monthly Active Users (MAU) + 30% YoY

46%

YoY growth in International MAU

Scaling paid offerings

~2.3m

Global Paying Circles + 25% YoY

457k

Annual net adds, an all-time record

Creating new revenue streams

Initial infrastructure established to build advertising revenue stream

Expansion of B2B indirect monetization

Expanding profitability

$371.5m

FY'24 Revenue +22% YoY

$45.5m

FY'24 Adjusted EBITDA
12% Margin
FY'24 Net Loss of $4.6m – a $23.6m improvement YoY

Life360

(1)
Adjusted EBITDA is a non-GAAP financial metric that the Company defines as net loss, excluding (i) convertible notes, derivative liability, and investment fair value adjustments, (ii) gain and loss on settlement of convertible notes and derivative liability, (iii) provision for (benefit from) income taxes, (iv) depreciation and amortization, (v) other income, net, (vi) stock-based compensation, (vii) IPO-related transaction costs, including secondary offering costs, (viii) workplace restructuring costs, (ix) the write-off of obsolete inventory, (x) the adjustment in connection with membership benefit, and (xi) warehouse relocation costs. See the Appendix for additional information, including a reconciliation of Adjusted EBITDA to net loss.

(2)
See our Annual Report on Form 10-K, filed with the SEC on February 27, 2025 for more information regarding our MAUs, Paying Circles and Average Revenue Per Paying Circle (“ARPPC”) and how we calculate such metrics.

Fiscal 2024 Compensation Highlights
Our overall compensation program for fiscal 2024, which was designed to compensate our NEOs in a manner consistent with competitive pay practices and aligned with stockholder interest, consisted of three components: base salary, a cash incentive bonus, and long-term equity incentive compensation. The following are highlights of key compensation actions for fiscal 2024 with respect to our NEOs:
•
Competitive Base Salary Increases. Our business requires us to recruit and retain a team of highly talented executives, and we operate in a competitive hiring environment. Our Compensation Committee determined that base salary increases for our NEOs were appropriate in order to maintain market-competitive compensation packages.

•
Performance-Based Annual Incentive Bonuses. Our NEOs were eligible to receive cash bonus payments based on our level of achievement of specific short-term financial and operational goals. Based on our actual performance for fiscal 2024, each of our NEOs earned an annual incentive bonus equal to 90% (100% with respect to Ms. Stick) of their respective targets.

•
One-Time Transaction Bonuses. Following the completion of our U.S. IPO in June 2024, the Board determined to grant one-time transaction bonuses to Messrs. Hulls and Burke and Ms. Stick, in recognition of the important roles they played in preparing and guiding the Company through the U.S. IPO.

•
Introduction of Performance-Based Equity Awards. Taking into consideration feedback from our stockholders, 60% and 40% of the target long-term incentive value for our Chief Executive Officer and other NEOs (other than Ms. Stick), respectively, was granted in the form of performance restricted stock units (“PRSUs”) eligible to be earned based on our level of achievement of revenue and Adjusted EBITDA goals for fiscal 2024. Based on our performance during the year, participating NEOs earned 134.9% of target for the PRSUs granted in fiscal 2024. 25% of earned PRSUs vested on the first quarterly vesting date following the Compensation Committee’s determination of actual performance, with the remaining 75% converting to time-based RSUs and vesting in twelve equal quarterly installments, subject to continued employment through each vesting date.

2024 Say-on-Pay Vote and Stockholder Engagement
At our 2024 Annual Meeting of Stockholders, we held our first advisory votes on the compensation of our NEOs (a “say-on-pay vote”). Consistent with best practices, we will hold annual advisory votes to allow our stockholders to provide us with their regular input on our executive compensation program. While a majority of our stockholders supported our 2024 say-on-pay vote at our 2024 Annual Meeting of Stockholders, the total votes cast in support was well below the level that we desire from our stockholders.
Prior to our 2024 Annual Meeting of Stockholders, we reached out to a majority of our stockholders to get a better understanding of their views on executive compensation. While we were limited in our ability to engage with our stockholders during the period leading up to our U.S. IPO, since the closing of our U.S. IPO we have regularly engaged with stockholders where we have discussed a variety of topics, including matters relating to executive compensation. We value the feedback received from our stockholders and look forward to an open dialogue with our stockholders.
We expect that our compensation program will continue to evolve to reflect our status as a U.S. publicly-traded company and to further align with the competitive market, with our 2024 program reflecting that evolution with the introduction of our performance equity program, as described further below. We believe that the 2024 performance equity program worked well in further aligning management’s interests with key objectives of the Company and the Compensation Committee has approved the same executive compensation structure for 2025 as it continues to evaluate market practices and how best to structure an executive compensation program that is aligned with the Company’s key business objectives while still serving as an effective tool for attracting, retaining and incentivizing key talent.
Introduction of Performance Equity Plan
Consistent with stockholder feedback, the 2024 equity awards for Mr. Hulls, Mr. Burke and Ms. Antonoff consisted of both PRSUs (weighted 60% for Mr. Hulls and 40% for Mr. Burke and Ms. Antonoff) and time-based RSUs (weighted 40% for Mr. Hulls and 60% for Mr. Burke and Ms. Antonoff). Please see below for the construct of the PRSUs, the terms of which are further described in “Terms of Performance Restricted Stock Units” below.

Revenue (50% Weighting)	Adjusted EBITDA (50% Weighting)
Threshold: 90% of revenue target.	Threshold: 90% of Adjusted EBITDA target.
If revenue is below the threshold, 50% of the PRSUs will lapse.	If Adjusted EBITDA is below the threshold, 50% of the PRSUs will lapse.
If revenue is above target and Adjusted EBITDA threshold is achieved: up to 100% of the PRSUs will vest (200% of Target).	If Adjusted EBITDA is above target up to 100% of the PRSUs will vest (200% of Target). Calculated independent of revenue performance.
Payout on Revenue metric capped at 100% if Adjusted EBITDA threshold is not achieved.

Revenue (50% Weighting)	Adjusted EBITDA (50% Weighting)
Payout 3:1 for Revenue above target, subject to the 200% of Target.	Payout 2:1 for Adjusted EBITDA beyond target

The goal of the plan is to have a balanced focus on both top and bottom-line growth. The use of Adjusted EBITDA threshold as a gate on revenue upside enforces a balance between growth and profitability.
The Compensation Committee elected to introduce a performance equity plan to tie a meaningful portion of pay to measurable goals with defined time horizons. The Compensation Committee believes that the introduction of PRSUs effectively supports retention and motivational objectives of the overall executive pay program.
The Compensation Committee approved this design following an extensive review of alternatives, incorporating input from the Committee’s independent compensation consultant as well as an overview of practices among companies in our compensation peer group and at a similar lifecycle in terms of being newly public in the U.S. The Compensation Committee believes that this design is aligned with our objectives and competitive with the approach among our peer companies, appropriately balancing retention and motivational objectives of our long-term incentive program. In particular, our Compensation Committee has considered the feedback of our investors and the design of the compensation plans for our NEOs in the context of our profile as an Australian listed company with NEOs that are based in the U.S. Given our profile and emphasis on delivering compensation that is competitive taking into consideration the competitive talent market applicable to our NEOs, the Compensation Committee primarily references practices among comparable US-headquartered companies when assessing the competitive market.
Compensation Philosophy and Objectives
The objective of our compensation program is to enable us to hire, incentivize, and retain the world-class talent that we need to execute our strategy and successfully pursue our mission of keeping people close to the ones they love. To that end and consistent with our pay-for-performance design, our short- and long-term incentive compensation programs are tied to performance goals and stock price because we believe that consistent and strong results should lead to higher compensation, while failure to achieve our performance goals should lead to lower compensation.
Our executive compensation program is designed to align with our strategy and with stockholder interests in three significant respects.
•
Pay for Performance. Direct compensation for the NEOs typically has three components: salary; an annual cash bonus opportunity tied to performance against prescribed Company, business unit, and individual goals; and equity, the value of which hinges on sustained stock price performance.

•
Emphasis on Variable and At-Risk Compensation. In 2024, approximately 87% of the target direct compensation for the Chief Executive Officer and 74% of the target direct compensation for the other NEOs (on average) was at-risk, with payout or vesting tied to either Company or stock price.

•
Market Competitive. We provide competitive base salaries and meaningful short- and long-term incentive opportunities to support our retention objectives and to tie compensation to achievement of Life360’s financial, strategic, and operational goals.

Executive Compensation Practices
The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program and practices to evaluate whether they support the Company’s executive compensation philosophy and objectives and are aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:
What We Do

Practice	Description
Regular competitive analysis	With the help of its compensation consultant, the Compensation Committee annually reviews our executives’ total target compensation opportunities

Practice	Description
and each individual element of compensation against our peer group and market survey data to assess the competitiveness and reasonableness of our executive compensation program.
Double-trigger change in control requirement	Subject to the ASX Listing Rules and except in limited circumstances, equity awards may not accelerate before or after a change in control alone.
At-risk compensation	On average, over 75% of our NEOs’ target direct compensation is at-risk and tied to Company performance or our stock price to further align their interests with those of our stockholders.
Long-term focus	We provide significant equity-based compensation with vesting occurring over a multiple-year period to encourage durable growth and consistent, well-rounded performance and retention.
Independent decision-maker	All members of the Compensation Committee are independent directors, and they are supported by an independent compensation consultant.
Hedging and pledging transactions
Our Insider Trading Policy prohibits all employees, executives, and directors from engaging in short sales, puts and calls, or other hedging transactions. Company securities may not be pledged as collateral in a margin account or for a loan unless approved by the Board of Directors for board members or the General Counsel for employees.

Limited executive perquisites
In general, we provide benefits to our NEOs on the same basis as provided to all of our employees, including health, dental and vision insurance and life and disability insurance. Our only executive perquisite is a health club reimbursement for our Chief Executive Officer pursuant to a legacy arrangement.

What We Don’t Do

Practice	Description
No retirement programs
Other than our 401(k) plan, which is generally available to all employees, we do not offer defined benefit or contribution retirement plans or arrangements or nonqualified deferred compensation plans or arrangements for any executives, including the NEOs.

No option repricing or replacements	We do not alter the exercise price of underwater stock options or issue replacement options with a new exercise price.
No executive tax gross-ups	We do not provide tax gross ups on executive compensation payments.

How We Determine Compensation
Role of the Compensation Committee
Our Compensation Committee acts on behalf of the Board in overseeing the compensation arrangements for our executive officers. This includes reviewing our compensation programs, assessing our compensation risk profile, establishing our compensation peer group, and reviewing our compensation structure and pay mix to ensure alignment with our compensation philosophy and objectives.
Typically, the Compensation Committee uses its meetings during the first quarter of the year to determine its recommendations regarding annual compensation, bonus and equity awards, and performance objectives for the NEOs. At other meetings throughout the year, the Compensation Committee considers matters such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy, and new trends, plans or approaches to compensation.

The Compensation Committee assists the Board in evaluating the performance of the Chief Executive Officer and approves or, as deemed appropriate, recommends to the Board any adjustments to his compensation, as well as awards to be granted. As part of any of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, and the recommendations of the Compensation Committee’s compensation consultant and the Chief People Officer, including analyses of executive compensation paid at comparable companies. These materials provide a framework for decision-making regarding compensation opportunities and final compensation determinations for each NEO. The Compensation Committee members arrive at compensation decisions after considering the factors they deem relevant in light of their individual experience, business judgment, and knowledge of the Company, each NEO, and the competitive market.
Role of Management
In performing its responsibilities, the Compensation Committee consults with the Chief Executive Officer, the Chief People Officer and other members of our management team. Management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters.
The salary and incentive opportunities, program structures, and other compensation-related matters for senior managers who report directly to the Chief Executive Officer, including Mr. Burke and Ms. Antonoff, are subject to prior recommendation from the Chief Executive Officer, other than with respect to himself. Further, Mr. Burke makes recommendations to the Compensation Committee with respect to the compensation for Ms. Stick. The Compensation Committee considers these recommendations as one factor in determining its recommendation regarding compensation of our executive officers.
Role of the Compensation Consultant
The Compensation Committee has the sole authority to retain an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation consultant reports directly to the Compensation Committee and its chair and serves at the discretion of the Compensation Committee, which reviews the engagement annually.
In 2024, the Compensation Committee engaged Compensia, Inc., a nationally recognized compensation consulting firm, to serve as its independent compensation consultant and advise on executive compensation matters, including competitive market pay practices for our executive officers, including our NEOs, and data analysis and selection of the compensation peer group.
For 2024, Compensia provided various services, including the following:
•	assisted in the review and updating of our compensation peer group;
•	analyzed compensation levels of our NEOs relative to competitive market data based on companies in our compensation peer group and selected compensation surveys;
•	provided advice on compensation best practices and market trends for NEOs and directors; and
•	supported the finalization of terms for the performance-based equity awarded to our NEOs in 2024.
The Compensation Committee has assessed, and periodically confirms, the necessary criteria and has determined that the engagement of Compensia does not raise any conflicts of interest or other similar concerns. Compensia reports directly to our Compensation Committee and does not provide any other services to the Company.
Use of Market Data
The Compensation Committee reviews and considers the compensation levels and practices of a group of peer companies for purposes of assessing the competitive market positioning of our executive compensation program. In September 2023, Compensia proposed, and the Compensation Committee approved, a group of companies that would be appropriate peers for fiscal 2024 compensation decisions, based on the following criteria:

•	Location. U.S. headquartered companies with a preference for companies based in the Bay Area.
•	Industry. Primary focus on cloud-based software companies with preference for consumer-facing business and/or mobile application platforms.
•	Revenue. Within a range of ~0.3x to ~3.0x, our trailing four fiscal quarters’ revenue (subject to certain exceptions for companies based on overall relevance and business profile).
•
Market Capitalization. Within a range of ~0.3x to ~3.0x, our then-market capitalization based on a 30-day trading average (subject to certain exceptions for companies based on overall relevance and business profile).

Using the above criteria, the fiscal 2024 peer group approved by the Compensia Committee in September 2023 consisted of the following companies:
2024 PEER GROUP

Alarm.com Holdings (ALRM)	Everbridge (EVBG)	ON24 (ONTF)
American Software (AMSW.A)	Globalstar (GSAT)	Ooma (OOMA)
Clear Secure (YOU)	LiveVox Holdings (LVOX)	OptimizeRx (OPRX)
Couchbase (BASE)	Matterport (MTTR)	PagerDuty (PD)
CS Disco (LAW)	Mitek Systems (MITK)	Soundthinking (SSTI)
eGain (EGAN)	MiX Telematics (MIX)	TrueCar (TRUE)
Eventbrite (EB)	Nextdoor Holdings (KIND)	Veritone (VERI)

Relative to the peer group approved for the purpose of informing fiscal 2023 compensation, the Compensation Committee removed Nitro Software, Ping Identify Holding, Shotspotter, Sumo Logic, and System 1 because they were acquired, and added Alarm.com Holdings, Clear Secure, Everbridge, Matterport and Soundthinking based on their alignment with the peer selection criteria described above.
The Compensation Committee expects to review the peer group for suitability at least annually with our compensation consultant to account for any year-over-year changes to our business and the businesses of our peer companies and modify the peer group as needed. The Compensation Committee utilizes the compensation of executive officers of the companies in this peer group data as one reference point for evaluating and determining the compensation of our NEOs, along with various other factors, such as market competition for a particular position, the strategic importance of the position, requirements of the position, retention considerations, an individual’s performance, possession of a unique skill or knowledge set, proven leadership capabilities and internal pay equity.
In determining the compensation of our NEOs, our Compensation Committee considered the market data provided by Compensia and other factors outlined below in “Compensation-Setting Factors.” The Compensation Committee generally does not specifically benchmark the compensation of any individual to a precise percentile within the range of compensation found in the market data. In addition, the Compensation Committee does not have a set formula by which it determines how much of the NEO’s compensation is fixed rather than variable or at risk.
Compensation-Setting Factors
The Compensation Committee reviews compensation annually for all our executive officers. In setting executive base salaries and bonuses and granting equity incentive awards, the Compensation Committee and the Board consider compensation for comparable positions in the market, the historical compensation levels of our executives, company-wide and individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short and long-term results that are in the best interests of our stockholders, and the desire to incent a long-term commitment to our company. We target a general competitive position, incorporating market data provided by the Compensation Committee’s independent compensation consultant, to help inform the mix of base salary, bonus and long-term equity incentives.
Our Compensation Committee has historically determined our executives’ compensation and consults with the full Board in determining the compensation of our Chief Executive Officer. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer.

Based on those discussions and its discretion, taking into account the factors noted above, the Compensation Committee approves or, as deemed appropriate, recommends to the Board the base salaries and cash incentive bonuses for our executive officers. The Compensation Committee also reviews its decisions with the full Board, and considers any input received.
When reviewing and approving the amount of each compensation element and the target total compensation opportunity for our executive officers, the Compensation Committee considers the following factors:
•	Our performance against the annual corporate goals established by the Compensation Committee and the Board in consultation with management;
•	Each executive officers’ skills, experience, and qualifications and the scope of the executive officer’s role relative to other similarly situated executives at our peer group companies;
•
The performance of each individual executive officer, based on an assessment of their contributions to our overall performance, ability to lead their department, and work as part of a team, all of which reflect our core values;

•	Compensation parity amount our executive officers;
•	Our retention goals, and potential difficulty of replacing the executive officer if they were to leave the Company;
•	Our financial performance relative to our peers;
•	The compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels; and
•
The recommendation provided by our Chief Executive Officer with respect to the compensation of Mr. Burke and Ms. Antonoff, and the recommendation provided by Mr. Burke with respect to the compensation of Ms. Stick.

These factors provide the framework for determining the compensation of each of our executive officers, including our NEOs. The Compensation Committee does not assign relative weights or rankings to these factors, and does not consider any single factor as determinative in the compensation of our executive officers. Rather, the Compensation Committee and our Board, as applicable, rely on their own knowledge and judgment in assessing these factors and making compensation decisions.
2024 Executive Compensation
2024 Compensation Elements
Our executive compensation program consists primarily of the three components described below.

Elements	Structure	Purpose
Fixed	**Base Salary**	Cash	Attract and retain executives by providing a market-competitive level of fixed compensation.
Variable	**Annual Incentive**	Cash bonus that varies based on company, business unit, and individual performance against financial, operational and strategic goals	Motivate executives to achieve near-term goals that support our business objectives.
	Long-Term Equity	PRSUs vest over 4 years, subject to the achievement of specified performance criteria during a one-year performance period RSUs vest monthly over 4 years	Engage executives in building long-term value alignment with our stockholders' interests and promote retention.

Base Salary
The base salary for each NEO is set at a level that is commensurate with the executive’s duties and authority, contributions, prior experience, and sustained performance. Consistent with our long-term oriented philosophy, base salaries represent a small portion of the NEOs’ total direct compensation. In setting base salary amounts, we aim for internal equity among executives in similar roles and with similar performance and tenure. The 2024 base salaries for our NEOs, shown below, fell between the 30th and 50th percentiles of our peer group. Increases in base salary for the NEOs other than Mr. Burke were in line with the normal merit process that reviews individual performance and compensation practices at the peer group. With respect to Mr. Burke, the Compensation Committee recommended, and the Board approved, an increase in Mr. Burke’s base salary to more closely align his target cash compensation with the 50th percentile of our peer group.

Executive	Position	2024 Base Salary	2023 Base Salary	% Change
Chris Hulls	Chief Executive Officer	$515,000	$500,000	3.0%
Russell Burke	Chief Financial Officer	$450,000	$400,000	12.5%
Lauren Antonoff	Chief Operating Officer	$475,000	$450,000	5.6%
Susan Stick	General Counsel	$340,000	$320,000	6.3%

Annual Incentive Plan
Our annual incentive plan, the Life360 Compensation Plan for Board Directors and Company Leadership, is structured to promote the achievement of specific and measurable goals approved by the Compensation Committee at the beginning of the year. We use the same metrics to determine the Company and business unit portion of the annual incentive awards for all executives to promote an enterprise-wide mindset. The goals for the individual portion of the Chief Executive Officer’s annual incentive is set by the Compensation Committee, Ms. Stick’s goals are set by Mr. Burke, and Mr. Burke’s and Ms. Antonoff’s goals are set by the Chief Executive Officer.
Target Incentive Opportunities
At the beginning of 2024, the Compensation Committee recommended, and the Board approved, target bonus opportunities for the NEOs as reflected in the table below. Ms. Stick’s target bonus opportunity as a percentage of base salary was increased from 30% to 40% in order to more closely align her target cash compensation with the 50th percentile of our peer group.

Executive	Base Salary	Target Bonus (%)	Target Bonus ($)
Chris Hulls	$515,000	100%	$515,000
Russell Burke	$450,000	50%	$225,000
Lauren Antonoff	$475,000	50%	$237,500
Susan Stick	$340,000	40%	$136,000

Final annual incentive payouts for the NEOs in 2024 were determined based on the following formula:

Company Performance Metrics and Results
For each Company performance metric, the Compensation Committee sets a “primary” target. In 2024 these targets were aggressive, with targets set at least 20% higher than 2023 results. The Company performance multiplier ultimately is determined based upon how many of these targets are attained. The exact payout percentage, which can range from 0-200% (with a 100% target), is decided by the Compensation Committee after consulting with the Chief Executive Officer (and Mr. Burke, with respect to Ms. Stick’s payout). While there is no set formula, the following examples illustrate potential outcomes:

Company misses all primary targets:	Less than 25%
Company hits half of its primary targets and no stretch goals:	Approximately 50%

Company hits all primary targets:	Approximately 100%
Company hits most primary targets and a mix of stretch goals:	Approximately 100%
Company hits all primary targets and a mix of stretch goals:	Approximately 150%
Company hits all primary targets and most stretch goals:	200%

As part of its assessment, the Compensation Committee will consider how the Company achieved particular objectives, as well as external factors, such as the macroeconomic environment or unplanned regulatory work, that affected our results. The financial performance measures that the Company considers to have been the most important in linking compensation actually paid to our NEOs to company performance for fiscal 2024 include revenue, millions of monthly active users, adjusted EBITDA, and paying circles.
For 2024, the Compensation Committee determined attainment of the Company performance multiplier at 100% based on the achievements of targets shown below. In addition to the overall targets set forth below, in determining payouts, the Compensation Committee also qualitatively assessed the Company’s performance with respect to other business metrics, such as subscription revenue, device revenue, and international performance.
($ millions)

Metric	Prior Year Actual	2024 Target	Actual Result	% Achievement
Overall targets
Revenue for Year	$305	$375	$371.5	99%
Millions of Monthly Active Users	61.4	70.1	79.6	114%
Paying Circles	1.8	2.2	2.3	104%
Adjusted EBITDA(1)	$20.6	$33.6	$45.5	135%

(1)	See the Appendix for additional information, including a reconciliation of Adjusted EBITDA to net loss.
Individual Performance Metrics and Results
The individual performance metrics and targets for the Chief Executive Officer are set by the Compensation Committee, and by Mr. Burke for Ms. Stick and by the Chief Executive Officer for Mr. Burke and Ms. Antonoff. After the end of the year, the Compensation Committee determines the NEOs’ individual achievements. The individual performance multiplier can range from 0% to 200%, though typically only exceptional performance would result in a multiplier that exceeds 100%. Individual performance and individual multiplier determinations are based on a qualitative assessment of performance and not against measurable targets or set goals.
With respect to 2024, the Compensation Committee approved a 90% payout for the individual performance component for Mr. Hulls, Mr. Burke and Ms. Antonoff. In determining the 90% payout, the Compensation Committee considered the recommendation of Mr. Hulls, the strong performance with respect to the various corporate goals as well as the success of the our U.S. IPO and the strength of the subscription business, but also acknowledged that the Company had achieved below target performance with respect to product improvements and innovations for the year. With respect to Ms. Stick, the Compensation Committee approved a 100% payout for the individual component, consistent with the payout level for the other participants in the annual incentive program.
How Annual Incentive Awards Are Paid
At the discretion of the Board, the NEOs were eligible to receive 50% of their estimated 2024 annual incentive awards during the year. Once full-year performance is determined, the NEOs will receive the remainder of their annual awards. In November 2024, the NEOs received 50% of their estimated annual incentive awards. The NEOs were given the option to receive such amounts in the form of 100% cash, 100% fully vested RSUs, or 50% cash and 50% fully vested RSUs. All of the NEOs other than Mr. Hulls elected to receive 100% of their estimated annual incentive award in the form of fully vested RSUs. Mr. Hulls’ estimated annual incentive award was paid 100% in the form of cash. The remainder of the NEOs’ annual incentive awards were paid in cash after full-year performance was determined.

Final Annual Incentive Awards
Based on Life360’s performance and the individual results described above, the NEOs earned the annual incentive awards shown below.

Executive	Target Bonus	Company Performance Multiplier (50%)	Individual Performance Multiplier (50%)	Final Bonus
Chris Hulls	$515,000	100%	90%	$489,250
Russell Burke	$225,000	100%	90%	$213,750(1)
Lauren Antonoff	$237,500	100%	90%	$225,625(1)
Susan Stick	$136,000	100%	100%	$136,000 (1)

(1)
The amounts reported for Mr. Burke, Ms. Antonoff and Ms. Stick do not include an additional $24,804, $28,768 and $14,991, respectively, that is included for them in the Stock Awards column of the 2024 Summary Compensation Table below, which amounts represent the excess of the grant date fair value of the RSUs that they received in November 2024 under the Life360 Compensation Plan for Board Directors and Company Leadership over the amount that they would have received their 2024 bonuses been settled in cash. This difference results from a delay in the grant date of such RSUs.

Long-Term Equity Incentive Awards
Our equity awards serve as a long-term retention tool, encouraging executives to remain with Life360 and build value over the long term. In 2024, the NEOs’ equity compensation (with the exception of Ms. Stick) was delivered in the form of performance-based RSUs and time-based RSUs, with performance-based RSUs making up 60% of Mr. Hulls’ equity compensation and 40% of the equity compensation for each of Mr. Burke and Ms. Antonoff. Ms. Stick’s 2024 equity compensation was granted entirely in the form of time-based RSUs. With the introduction of PRSUs as a component of the long-term equity incentive opportunities for Messrs. Hulls and Burke and Ms. Antonoff, there is a larger portion of their total direct compensation that is tied to Company performance, in addition to the amounts subject to the achievement of the performance goals under the annual incentive plan.
2024 Target Equity Grants
In 2024, the Compensation Committee granted equity awards to the NEOs in the form of RSUs and PRSUs in the amounts shown below.

Executive	Time-Based RSUs#	Time-Based RSUs Target Equity Value(1)	Target Performance- Based RSU#	Target Performance-Based RSUs Target Equity Value(1)
Chris Hulls	40,885	$1,200,000	61,328	$1,800,000
Russell Burke	34,763	$900,000	23,175	$600,000
Lauren Antonoff	46,350	$1,200,000	30,900	$800,000
Susan Stick(2)	13,577	$350,000	—	—

(1)
With respect to the NEO equity awards, except for our Chief Executive Officer’s, the values noted below differ from those in the 2024 Summary Compensation Table because the closing price of our common stock on the ASX on each grant date was used to calculate the grant date fair values noted on the 2024 Summary Compensation Table rather than the five-day average fair market value preceding the grant date that was used to calculate the number of RSUs awarded to each executive.

(2)	Ms. Stick’s equity award was prorated to account for her start date of July 31, 2023.
In determining the aggregate number of shares underlying our equity awards, the Compensation Committee considers the dilutive effect of our equity incentive compensation practices and the overall impact that equity awards will have on stockholder value. The Compensation Committee also considered the value of each NEO’s existing equity holdings, including the current economic value and vesting schedules of any unvested equity awards, and the ability of those unvested holdings to satisfy our reward and retention objectives.

Terms of Performance-Based Restricted Stock Units
Beginning in 2024, consistent with stockholder feedback, we introduced performance-based equity awards in the form of PRSUs as a component of long-term equity incentive compensation for Messrs. Hulls and Burke and Ms. Antonoff. We limited the number of recipients of these awards in the inaugural year to give us the opportunity to refine the structure of the awards without impacting as many executives in the process and, thus, impairing our ability to satisfy our compensation objectives of attracting and retaining key talent. In future years, we will consider adding additional executive recipients, continuing to focus on those that have the greatest ability to influence the company performance to targets.
The PRSUs granted to Messrs. Hulls and Burke and Ms. Antonoff were subject to the achievement of performance goals based on our 2024 revenue and Adjusted EBITDA performance, with each metric equally weighted and with 25% of any earned PRSUs scheduled to vest on the first quarterly vesting date following the Compensation Committee’s determination of performance, with the remaining 75% converting to time-based RSUs and vesting in twelve equal quarterly installments, subject to continued employment through each vesting date. Although performance is measured over a one-year period, in recognition of our transitioning to a PRSU program and the challenges associated with developing multi-year goals, the awards remain subject to a full four years of stock price fluctuations, further aligning the NEOs’ interests with the interests of our stockholders.
Achievement of threshold and maximum performance with respect to each metric would result in a payout equal to 90% and 200% of target, respectively. In addition, payouts with respect to the revenue metric would be capped at 100% of target if threshold performance was not achieved with respect to the Adjusted EBITDA metric. Payouts would increase by 1% for each additional 1% achieved above the applicable threshold level up to the applicable target level. For payouts above the applicable target level, payouts would increase by 3% for each additional 1% achieved above the applicable target level for the revenue metric, and by 2% for each additional 1% achieved above the applicable target level for the Adjusted EBITDA metric, subject to an overall cap of 200% of target.
Following the conclusion of the performance period for the 2024 PRSU awards, in February 2025, the Compensation Committee certified the achievement levels reflected in the table below for the PRSU awards granted to Messrs. Hull and Burke and Ms. Antonoff in 2024:

Metric (in millions)	2024 Target	Actual Result	% Weighted Achievement
Revenue (50% Weighting)	$375	$371.484	49.50%
Adjusted EBITDA(1) (50% Weighting)	$33.6	$45.484	85.40%
	Total Payout:		134.90%

(1)	See the Appendix for additional information, including a reconciliation of Adjusted EBITDA to net loss.
Based on the achieved performance level, Messrs. Hulls and Burke and Ms. Antonoff are eligible to vest in the following number of shares, subject to their continued employment, 82,732, 31,264, and 41,685, respectively.
Terms of Time-Based Restricted Stock Units
The Compensation Committee believes that RSUs that vest over several years are effective at retaining talented executives and motivating them to continue to pursue Life360’s long-term goals because the value of RSUs is directly tied to our stock price. The RSUs granted in 2024 will vest over four years in equal monthly increments beginning on January 1, 2024, so long as the recipient remains in continuous service with Life360. Each RSU represents a contingent right to receive one share of our Common Stock upon vesting.
One-Time Transaction Bonuses and RSU Award
Following the completion of our U.S. IPO in June 2024, the Board determined to grant one-time transaction bonuses to certain individuals, including Messrs. Hulls and Burke and Ms. Stick, in recognition of the important roles they played in preparing and guiding the Company through the U.S. IPO. The Board approved transaction bonuses for Messrs. Hulls and Burke and Ms. Stick in the amounts of $400,000, $450,000, and $68,000, respectively. In addition, Ms. Stick was granted an RSU award with respect to 2,011 shares, which is scheduled to vest in equal monthly installments over two years, commencing on July 6, 2024, and subject to her continued service with the Company through each applicable vesting date.

Compensation Practices and Policies
Retirement Savings, Health and Welfare Benefits, and Perquisites
Our NEOs are not entitled to any perquisites or other personal benefits beyond those made generally available to our other employees, and in the case of our Chief Executive Officer, a health club reimbursement.
We maintain a tax-qualified retirement plan that provides eligible employees, including the NEOs, with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain limits in the Internal Revenue Code (the “Code”). We provide automatic matching contributions of 50% of all of an employee’s contributions, up to a maximum of $3,600 annually. These matching contributions vest 50% after one year of service and 100% after two years of service. Employees are immediately and fully vested in their own contributions. We believe that providing a vehicle for tax-deferred retirement savings and making matching contributions adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs.
All of our full-time employees, including the NEOs, are eligible to participate in our health and welfare plans, including health, dental and vision insurance; life and disability insurance; and various tax-saving benefits.
We do not provide any non-qualified deferred compensation benefits and do not have any defined benefit pension or supplemental executive retirement plans. The Company does not provide tax-reimbursements or non-qualified deferred compensation opportunities to its NEOs.
Employment Arrangements
We entered into employment agreements with each of our NEOs when they joined Life360. Each agreement provides for “at will” employment (meaning either Life360 or the NEO may terminate the employment relationship at any time with or without cause); sets forth the initial title and base salary for the executive; and summarizes the other terms and conditions applicable to the executive’s employment.
Severance and Change in Control Benefits
Our NEOs are provided certain protections either in their employment agreement or the terms of the Company’s 2023 Severance and Change in Control Plan. In March 2024, both Mr. Hulls and Mr. Burke became participants in the 2023 Severance and Change in Control Plan. For additional information, refer to “Executive Compensation—Potential Payments and Benefits Upon Termination or Change in Control” below.
Compensation Committee Report*
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Mark Goines
John Philip Coghlan
Brittany Morin
*
The material in this report is not “soliciting material,” is not deemed “filed” with the Commission, and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table
The following table shows for the fiscal years ended December 31, 2024, 2023, and, to the extent required by the SEC rules, 2022 compensation awarded to or paid to, or earned by, the NEOs.
2024 SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Chris Hulls Co-Founder, Executive Director, & Chief Executive Officer	2024	515,000	400,000	2,999,952	—	489,250	8,600	4,412,802
	2023	500,000	904,000	—	—	507,200	3,600	1,914,800
	2022	500,000	—	566,912	2,309,293	552,000	4,400	3,932,605
Russell Burke Chief Financial Officer	2024	450,000	450,000	1,483,683	—	213,750	3,600	2,601,033
	2023	400,000	—	1,660,947	—	220,000	3,600	2,284,547
Lauren Antonoff Chief Operating Officer	2024	475,000	—	1,973,923	—	225,625	3,600	2,678,148
	2023	298,295	80,000	4,846,904	—	157,932	3,600	5,386,731
Susan Stick General Counsel and Corporate Secretary	2024	340,000	68,000	437,214	—	136,000	3,600	984,814
	2023	111,111	40,000	1,503,974	—	44,555	3,600	1,703,240

(1)	Amounts reflect salary earned during the applicable calendar year.
(2)
The amounts reflected for Messrs. Hull and Burke and Ms. Stick for 2024 represent one-time transaction bonuses in the amounts of $400,000, $450,000, and $68,000, respectively, which were paid following the completion of our U.S. IPO in June 2024.

(3)
Option awards and RSU awards are reported at aggregate grant date fair value in the year of grant, as determined in accordance with the provisions of FASB ASC Topic 718. The amounts reflected for Mr. Burke, Ms. Antonoff and Ms. Stick for 2024 also reflect $24,804, $28,768 and $14,991, respectively, representing the excess of the grant date fair value of the RSUs that they received in November 2024 under the Life360 Compensation Plan for Board Directors and Company Leadership over the amount that they would have received had their 2024 bonuses been settled in cash. This difference results from a delay in the grant date of such RSUs. The amounts included in the Stock Awards column for the PRSUs granted during 2024 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the 2024 PRSUs, the maximum grant date fair value for the 2024 PRSUs would be as follows: Mr. Hulls, $3,600,000; Mr. Burke, $1,200,000; and Ms. Antonoff, $1,600,000. For the assumptions used in valuing these awards for purposes of computing this expense, please see Note 13 of the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(4)	Amounts reflect cash bonus amounts earned pursuant to the Life360 Compensation Plan for Board Directors and Company Leadership, discussed in greater detail below.
(5)
For 2024, amounts reflect company 401(k) contributions of $3,600 per individual. For our Chief Executive Officer, the amount reflected for 2024 also reflects a health club reimbursement provided by the Company.

Narrative Disclosure to 2024 Summary Compensation Table
We are parties to employment agreements with each of our NEOs. Under each of the employment agreements, the named executive officer’s employment is “at-will,” provided that, in the case of Messrs. Hulls and Burke and Ms. Antonoff, we are required to give the executive at least six (6) months’ notice in the event of our termination of the executive’s employment without Cause (as defined in “Potential Payments and Benefits Upon Termination or Change in Control” below), which excludes terminations due to death or disability, and the executive is required to provide our Board six (6) months’ notice to terminate employment voluntarily, although our Board may waive the required notice period to be given by the executive. The agreements provide for severance benefits as described in “Potential Payments and Benefits Upon Termination or Change in Control” below.
In addition, under the terms of Ms. Antonoff’s employment agreement, Ms. Antonoff is eligible for a refresh RSU award in the amount of $2 million on the first anniversary of her employment and an additional refresh RSU award in the amount of $2 million on the second anniversary of her employment, which she received in 2024 in the form of RSUs and PRSUs.. Each of the refresh RSU awards will vest over four years in equal monthly installments, contingent upon her continuous employment with the Company through each such vesting date.

2024 Grants of Plan-Based Awards
The following table shows for the fiscal year ended December 31, 2024, certain information regarding grants of plan-based awards to the NEOs:
GRANTS OF PLAN-BASED AWARDS IN FISCAL 2024

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Chris Hulls	—		—	515,000	1,030,000	—	—	—	—	—	—	—
	5/29/2024	3/27/2024	—	—	—	—	—	—	40,885	—	—	1,199,975
	5/29/2024	3/27/2024	—	—	—	55,195	61,328	122,656	—	—	—	1,799,977
Russell Burke	—		—	225,000	550,000	—	—	—	—	—	—	—
	3/27/2024	3/27/2024	—	—	—	—	—	—	34,763	—	—	875,332
	3/27/2024	3/27/2024	—	—	—	20,857	23,175	46,350	—	—	—	583,547
	11/15/2024	11/15/2024	—	—	—	—	—	—	591			24,804
Lauren Antonoff	—		—	237,500	575,000	—	—	—	—	—	—	—
	3/27/2024	3/27/2024	—	—	—	—	—	—	46,350	—	—	1,167,093
	3/27/2024	3/27/2024	—	—	—	27,810	30,900	61,800	—	—	—	778,062
	11/15/2024	11/15/2024	—	—	—	—	—	—	686			28,768
Susan Stick	—		—	136,000	272,000	—	—	—	—	—	—	—
	4/14/2024	4/14//2024	—	—	—	—	—	—	13,577	—	—	357,469
	7/7/2024	7/7/2024	—	—	—	—	—	—	2,011	—	—	64,754
	11/15/2024	11/15/2024	—	—	—	—	—	—	357			14,991

(1)
These amounts represent the target and maximum payout levels under the Life360 Compensation Plan for Board Directors and Company Leadership for 2024. There is no threshold payout level under the Life360 Compensation Plan for Board Directors and Company Leadership.

(2)
These amounts represent the threshold, target and maximum payout levels applicable to the PRSUs granted under the Stock Plan in 2024 to Messrs. Hulls and Burke and Ms. Antonoff. These PRSUs were earned based on achievement with respect to performance metrics related to the Company’s revenue and Adjusted EBITDA performance during 2024, and vest 25% on the first quarterly vesting date following the Compensation Committee’s determination of actual performance (February 15, 2025), and in twelve equal quarterly installments thereafter, subject to the holder’s continued service on each vesting date.

(3)
These amounts represent RSUs granted to the NEOs under the Stock Plan in 2024. The RSUs vest in equal monthly installments over four years beginning on January 1, 2024, subject to the holder’s continued service on each vesting date, except for the RSUs granted to Ms. Stick on July 7, 2024, which vest in equal monthly installments over two years from June 6, 2024, subject to her continued service on each vesting date and the RSUs granted on November 15, 2024 which were fully vested as of the grant date and represent the RSUs associated with the excess of the grant date fair value of the RSUs received in November 2024 under the Life360 Compensation Plan for Board of Directors and Company Leadership over the amount that the NEO would have received had their 2024 bonuses been settled in cash.

(4)
RSU awards are reported at aggregate grant date fair value in the year of grant, as determined in accordance with the provisions of FASB ASC Topic 718. The amounts included for the PRSUs granted during 2024 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. For the assumptions used in valuing these awards for purposes of computing this expense, please see Note 13 of the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table shows for the fiscal year ended December 31, 2024, certain information regarding outstanding equity awards at fiscal year-end for the NEOs.
OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2024(1)

		Option Awards				Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)(2)
Chris Hulls	10/24/2017	208,987	—	2.15	10/24/2027	—	—
	7/16/2018	1,269,386	—	2.53	7/16/2028	—	—
	10/30/2018	10	—	9.55	10/30/2028	—	—
	7/30/2020	230,000	—	7.28	7/30/2030	—	—
	2/1/2021(3)	95,833	4,167	13.35	2/1/2027	2,084	86,007
	5/20/2022(4)	205,599	76,366	8.19	5/20/2028	18,748	773,730
	5/29/2024(5)	—	—	—	—	31,516	1,300,665
	5/29/2024(6)	—	—	—	—	82,732	3,414,350
Russell Burke	5/19/2020	480,514	—	3.58	5/19/2030	—	—
	3/15/2022(7)	80,268	36,486	10.49	3/15/2028	9,106	375,805
	2/9/2023(8)	—	—	—	—	49,933	2,060,735
	3/27/2024(5)	—	—	—	—	26,797	1,105,912
	3/27/2024(6)	—	—	—	—	31,264	1,290,265
Lauren Antonoff	5/18/2023(9)	—	—	—	—	165,257	6,820,156
	3/27/2024(5)	—	—	—	—	35,729	1,474,536
	3/27/2024(6)	—	—	—	—	41,685	1,720,340
Susan Stick	8/11/2023(10)	—	—	—	—	63,987	2,640,743
	4/14/2024(5)	—	—	—	—	10,466	431,932
	7/7/2024(11)	—	—	—	—	1,509	62,276

(1)	All of the option awards and stock awards were granted under the Stock Plan.
(2)	Values are based on the closing price of our common stock on the Nasdaq Stock Market LLC on December 31, 2024 ($41.27).
(3)
Represents a grant of 100,000 stock options and 50,000 RSUs that each vested in equal monthly installments over four years from February 1, 2021, subject to the holder’s continued service on each vesting date.

(4)
Represents a grant of 281,965 stock options and 69,220 RSUs that each vest in equal monthly installments over four years from January 1, 2022, subject to the holder’s continued service on each vesting date.

(5)	Represents a grant of RSUs that vest in equal monthly installments over four years beginning on January 1, 2024, subject to the holder’s continued service on each vesting date.
(6)
Represents the number of PRSUs that were earned based on achievement with respect to performance metrics related to revenue and Adjusted EBITDA performance during 2024, and which vested 25% on February 15, 2025, with the remaining 75% vesting in twelve equal quarterly installments, subject to the holder’s continued service on each vesting date.

(7)
Represents a grant of 116,754 stock options and 29,138 RSUs that each vest in equal monthly installments over four years from March 1, 2022, subject to the holder’s continued service on each vesting date.

(8)	Represents a grant of 138,297 RSUs that vest in equal monthly installments over three years from January 1, 2023, subject to the holder’s continued service on each vesting date.
(9)
Represents a grant of 349,957 RSUs that vested one-third on May 2, 2024, the remaining portion of which will vest in equal monthly installments over two years from May 2, 2024, subject to the holder’s continued service on each vesting date.

(10)
Represents a grant of 99,076 RSUs that vested one-fourth on July 31, 2024, the remaining portion of which will vest in equal monthly installments over three years from July 31, 2024, subject to the holder’s continued service on each vesting date.

(11)	Represents a grant of 2,011 RSUs that vest in equal monthly installments over two years from June 6, 2024, subject to the holder’s continued service on each vesting date.

2024 Option Exercises and Stock Vested
The following table shows for the fiscal year ended December 31, 2024, certain information regarding option exercises and the vesting of stock awards during the last fiscal year with respect to the NEOs:
OPTION EXERCISES AND STOCK VESTED IN FISCAL 2024

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Chris Hulls	—	—	39,174	1,263,579
Russell Burke	40,000	1,407,760	64,604	2,079,735
Lauren Antonoff	—	—	199,095	6,498,538
Susan Stick	—	—	40,667	1,477,639

(1)
The amounts reported as the “Value Realized on Exercise” (if any) are determined by multiplying (i) the number of shares of common stock to which the exercise of the option is related by (ii) the difference between the per-share price of the common stock on the exercise date and the exercise price of the options. The amounts reported represent the gross number of shares acquired upon the exercise of option awards, without deduction for shares that may have been withheld to satisfy the applicable exercise price or tax withholding obligations.

(2)
The amounts reported as the “Value Realized on Vesting” (if any) are determined by multiplying (i) the number of shares of common stock that vested by (ii) the per-share price of the common stock on the vesting date. The amounts reported represent the gross number of shares acquired upon vesting of stock awards, without deduction for shares that may have been withheld to satisfy applicable tax withholding obligations. The amounts reported in this column also include the value of fully vested RSUs granted to Mr. Burke, Ms. Antonoff and Ms. Stick in partial settlement of their 2024 annual bonuses.

Potential Payments and Benefits Upon Termination or Change in Control
The table below sets forth the amount of compensation and benefits payable under the Company’s 2023 Severance and Change in Control Plan (the “Severance Plan”) to each participant upon (i) the participant’s termination of employment without Cause (as such term is defined in the Severance Plan) and (ii) the participant’s Enhanced Termination (as defined below).
The amounts shown in the table below assume that such termination of employment was effective as of December 31, 2024, and thus are estimates of the amounts that would be paid out to the participant in such circumstances.
Mr. Hulls became a participant in the Severance Plan in March 2024, and is thus presently eligible to receive the following benefits under the Plan upon (i) his termination of employment without Cause and (ii) his Enhanced Termination. Any notice pay to be received by Mr. Hulls in the event of a termination without Cause may be offset by severance benefits he is eligible to receive under the Severance Plan.

Name	Type of Termination	Base Salary ($)(1)	COBRA($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Total ($)
Chris Hulls	Termination Without Cause	515,000	36,040	N/A	551,040
	Enhanced Termination	515,000	36,040	8,898,349	9,449,389

Mr. Burke became a participant in the Severance Plan in March 2024, and is thus presently eligible to receive the following benefits under the Plan upon (i) his termination of employment without Cause and (ii) his Enhanced Termination. Any notice pay to be received by Mr. Burke in the event of a Termination Without Cause may be offset by severance benefits he is eligible to receive under the Severance Plan.

Name	Type of Termination	Base Salary ($)(1)	COBRA($)(2)	Accelerated Vesting of Equity Awards ($)(3)	Total ($)
Russell Burke	Termination Without Cause	225,000	13,882	N/A	238,882
	Enhanced Termination	225,000	13,882	6,338,494	6,577,376

(1)
In the event of Termination Without Cause, represents a lump sum cash payment equal to 12 months of base salary for Mr. Hulls and six months of base salary for Mr. Burke. Each of the aforementioned are eligible to receive the same amount of respective base salary severance benefits upon an Enhanced Termination.

(2)
In the event of Termination Without Cause, represents payment of COBRA premiums for 12 months following Mr. Hulls’ termination and six months following Mr. Burke’s termination or, in each such case, until (i) the expiration of eligibility for the continuation coverage under COBRA or (ii) the date when Mr. Hulls or Mr. Burke respectively become eligible for equivalent insurance coverage in connection with any new employment. Both Mr. Hulls and Mr. Burke are eligible to receive the same respective amount of COBRA payment benefits upon an Enhanced Termination.

(3)
In the event of an Enhanced Termination only, the vesting and exercisability of each outstanding unvested stock option and other stock award, as applicable, that Mr. Hulls and Mr. Burke respectively hold covering Company Common Stock as of the date of their Enhanced Termination (each, an “Equity Award”) that is subject to time-vesting shall be accelerated in full and any reacquisition or repurchase rights held by the Company in respect of Company Common Stock issued pursuant to any time-vesting Equity Award granted to Mr. Hulls and Mr. Burke respectively shall lapse in full. Values are based on the closing price of our common stock on the Nasdaq Stock Market LLC on December 31, 2024 ($41.27).

Receipt of benefits under the Severance Plan is contingent upon the participant executing a general waiver and release and allowing it to become effective in accordance with its terms, in no event more than sixty (60) days following the date of the participant’s Covered Termination (as defined below). Receipt of the above benefits shall cease if the participant willfully breaches any material statutory, common law, or contractual obligation to the Company or an affiliate (including, without limitation, the contractual obligations set forth in the participant’s Confidential Information and Inventions Assignment Agreement, or similar or successor agreement, and any other confidentiality, non-disclosure and developments agreement, non-competition, non-solicitation, or similar type agreement between the participant and the Company, as applicable); fails to enter into the terms of the Confidential Information and Inventions Assignment Agreement; or without the prior written approval of the Severance Plan administrator, engages in a Prohibited Action (as defined below). Benefits are also subject to recoupment if the participant engages in a Prohibited Action during the Prohibited Period (which is defined below and corresponds to the number of months such participant is receiving severance benefits) and as otherwise required by any other Company policy or applicable law. Benefits are also subject to reduction in the event the participant is receiving any other severance benefits, pay and benefits provided during a period following written notice of a business closing or mass layoff, pay and benefits in lieu of such notice, or other similar benefits payable to the participant by the Company or an affiliate that become payable in connection with the participant’s termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act or any other similar state law or (ii) any Company policy or practice providing for the participant to remain on the payroll for a limited period of time after being given notice of the termination of the participant’s employment.
The following capitalized terms are defined in the Severance Plan, and are summarized as follows:
(1)
“Enhanced Termination” means (1) the employee’s resignation for Good Reason or (2) any Covered Termination that occurs during the period commencing three months prior to and ending 12 months following a change of the majority of the members of the Board.

(2)	“Covered Termination” means a termination of employment that is due to a termination by the Company without Cause (and other than as a result of the employee’s death or disability).
(3)
A “Prohibited Action” occurs if the employee: (i) breaches a material provision of his or her confidentiality agreement and/or any restrictive covenants set forth in his or her employment agreement, or under applicable law; (ii) solicits any of the Company’s then current employees to leave the Company’s employ for any reason; or (iii) induces any of the Company’s then current customers or other third parties to terminate their existing business relationship with the Company.

(4)
The “Prohibited Period” commences on the date of the employee’s Covered Termination and continues for the number of months corresponding to his or her severance period set forth in such employee’s participation agreement under the Severance Plan.

(5)
“Good Reason” means a resignation following any of the following events or conditions, without the applicable employee’s express written consent: (i) a material reduction in base salary; (ii) relocation to an office from remote work; (iii) any action or inaction that constitutes a material breach by the Company of the employment agreement; or (iv) a material reduction in duties, authority or responsibilities.

Lauren Antonoff and Susan Stick are not participants in the Severance Plan and are thus entitled to receive the following termination-related benefits as set out in their respective employment agreements. The amounts set forth below assume that such termination of employment was effective as of December 31, 2024, and thus are estimates of the amounts that would be paid out to each individual in such circumstances.

•
Lauren Antonoff. Under her Employment Agreement, Ms. Antonoff’s employment is “at-will,” provided that the Company is required to give Ms. Antonoff at least six months’ notice in the event of its termination of Ms. Antonoff’s employment without Cause (as defined below), which excludes terminations due to death or disability and Ms. Antonoff is required to provide the Board six months’ notice to terminate her employment voluntarily, although the Board may waive the required notice period to be given by Ms. Antonoff. In the event Ms. Antonoff is terminated by the Company without Cause or she resigns her employment for Good Reason (as defined below), and provided she signs a separation agreement and general release of claims and allows it to become effective, she is eligible to receive severance in the amount of six months of her base salary (the gross amount of $237,500) and payment of her COBRA premiums for six months following her termination date (in the gross amount of $17,696, or until the earlier of the expiration of her continuation coverage under COBRA or the date when she becomes eligible for health insurance in connection with new employment or self-employment). Additionally, if a Change of Control occurs (as defined in the Stock Plan) and, upon or within twelve (12) months following such Change of Control, Ms. Antonoff’s employment with the Company is terminated by the Company other than for Cause or is terminated by Ms. Antonoff for Good Reason (each as defined below), subject to Ms. Antonoff’s execution and non-revocation of a general release in a form reasonably acceptable to the Company no later than the sixtieth (60th) day after her separation, (i) the vesting of all awards of RSUs held by Ms. Antonoff will accelerate as of such termination ($10,015,032, estimated value based on the closing stock price on December 31, 2024); such that all of the total RSUs held by Ms. Antonoff that are unvested as of such termination will vest. In addition, if the successor to the Company or any affiliate of such successor does not agree to assume, substitute or otherwise continue any awards of RSUs at the time of a Change of Control (and if offered new or continued employment with such acquirer or successor, Ms. Antonoff does not voluntarily resign without Good Reason), then 100% of the then unvested shares subject to the awards of RSUs that are not assumed or substituted for, as applicable, will fully vest and immediately prior to, and contingent upon, the consummation of such Change of Control.

“Good Reason” is defined in Ms. Antonoff’s Employment Agreement as follows: a resignation following any of the following events or conditions, without Ms. Antonoff’s express written consent: (i) a material reduction in duties, authority or responsibilities; (ii) requiring to report to an officer or employee other than the CEO or directly to the Board; (iii) a material reduction in annual base salary, annual bonus or incentive compensation opportunity; (iv) the relocation of her principal place of employment to a location more than forty (40) miles from her principal place of employment or the Company requiring her to be based anywhere other than such principal place of employment; or (v) any action or inaction that constitutes a material breach by the Company of the employment agreement.
•
Susan Stick. Under her Employment Agreement, Ms. Stick’s employment is “at-will,” provided that in the event her employment is terminated by the Company without Cause or she resigns her employment for Good Reason (each as defined below) she is eligible to receive severance in the amount of six months of her base salary (the gross amount of $170,000) and payment of her COBRA premiums for six (6) months following her termination date (in the gross amount of $18,020. If a Change of Control occurs (as defined in the Company’s Stock Plan) and, upon or within twelve (12) months following such Change of Control, Ms. Stick’s employment with the Company is terminated by the Company other than for Cause or is terminated by Ms. Stick for Good Reason (each as defined below), subject to the Ms. Stick’s execution and non-revocation of a general release in a form reasonably acceptable to the Company no later than the sixtieth (60th) day after her separation, the vesting of all awards of RSUs held by Ms. Stick shall accelerate as of such termination ($3,134,952, estimated value based on the closing stock price on December 31, 2024); such that all of the total RSUs held by Ms. Stick that are unvested as of such termination will vest. In addition, if the successor to the Company or any affiliate of such successor does not agree to assume, substitute or otherwise continue any awards of RSUs at the time of a Change of Control (and if offered new or continued employment with such acquirer or successor, Ms. Stick does not voluntarily resign without Good Reason), then 100% of the then unvested shares subject to the awards of RSUs that are not assumed or substituted for, as applicable, shall fully vest and, if applicable, become exercisable immediately prior to, and contingent upon, the consummation of such Change of Control.

“Good Reason” is defined in Ms. Stick’s Employment Agreement as follows: a resignation following any of the following events or conditions, without Ms. Stick’s express written consent: (i) a material reduction of her duties or reporting relationship or (ii) the Company requires her to relocate to a location more than 35 miles from her principal place of employment.
“Cause” is defined in each NEO’s employment agreement as follows: the occurrence of one or more of the following: (i) malfeasance or intentional misconduct harmful to the Company; (ii) conviction of a crime that is detrimental to the Company; (iii) conviction of, or entry of a plea to a crime that damages the Company’s financial condition or reputation or to a crime involving fraud; (iv) material violation of the Company’s Code of Ethics; (v) willful failure to perform duties; (vi) failure to cooperate with an investigation authorized by the Board; (vii) failure to follow a proper Board directive; or (viii) willful misconduct or gross negligence pursuant to the Sarbanes-Oxley Act, if and to the extent such conduct triggers a restatement of the Company’s financial results.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Hulls, our Chief Executive Officer. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on the Company’s performance against the pre-established performance goals.
Ratio
For fiscal 2024,
•	The median of the annual total compensation of all of our employees, other than Mr. Hulls, was $226,309.
•	Mr. Hulls’ annual total compensation, as reported in the Total column of the 2024 Summary Compensation Table, was $4,412,802.
•
Based on this information, the ratio of the annual total compensation of Mr. Hulls to the median of the annual total compensation of all employees is estimated to be 19.5 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Identification of Median Employee
We selected December 31, 2024 as the date on which to determine our median employee. On December 31, 2024, we had 365 U.S. employees and 67 non-U.S. employees. For purposes of identifying the median employee from our fiscal 2024 employee population, we considered the gross cash compensation of all employees, as compiled from payroll records. We selected gross cash compensation as it represents the principal form of compensation delivered to all of our employees and is readily available in each country. In addition, we measured compensation for purposes of determining the median employee using the 12-month period ending December 31, 2024. Compensation paid in foreign currencies was converted to U.S. dollars based on spot rate exchange rates as of December 31, 2024.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Act, and Item 402(v) of Regulation S-K (the “PVP Rules”), we are providing the following: (1) tabular compensation and performance disclosure for our NEOs for each of fiscal years 2022, 2023 and 2024 (the “Covered Years”); (2) a list of financial performance measures that the Company considers to be its most important to align compensation actually paid to the NEOs in 2024 to Company performance; and (3) additional disclosure relative to the relationship between the “compensation actually paid” (“CAP”) set forth in the Pay versus Performance Table and each of the performance metrics set forth in the Pay versus Performance Table and between the Company’s and the Peer Group Total Shareholder Return (“TSR”), in each case over 2022, 2023 and 2024.
Although the PVP Rules require us to disclose “compensation actually paid,” these amounts do not necessarily reflect compensation that our NEOs actually earned in the Covered Years. Instead, “compensation actually paid” reflects a calculation computed in accordance with the PVP Rules, including adjusted values to unvested and vested equity awards during the Covered Years based on either year-end or vesting date stock prices and various accounting valuation assumptions. “Compensation actually paid” generally fluctuates due to stock price performance.

Pay Versus Performance
Year(1)	Summary Compensation Table Total for PEO(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based On:		Net Loss	Company- Selected Measure: Adjusted EBITDA(7)
					Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)
2024	$4,412,802	$10,964,671	$2,087,998	$7,874,951	$643	$92	-$4,555,000	$45,484,000
2023	$1,914,800	$3,532,043	$2,641,659	$3,498,046	$241	$93	-$28,171,000	$20,559,000
2022	$3,932,605	$503,566	$7,283,268	$4,937,726	$155	$85	-$91,629,000	-$40,096,000
(1)
Chris Hulls served as the Company’s Principal Executive Officer (our “PEO”) for the entirety of fiscal years 2022, 2023 and 2024. The Company’s other NEOs for the indicated fiscal years were as follows:

•	2024: Russell Burke, Lauren Antonoff and Susan Stick
•	2023: Russell Burke, Lauren Antonoff, Susan Stick and David Rice
•	2022: Charles Prober and Kirsten Daru
(2)
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the indicated fiscal year in the case of our PEO and (ii) the average of the total compensation reported in the Summary Compensation Table for the non-PEO NEOs in the indicated year for such years. Refer to “Executive Compensation—Summary Compensation Table.”

(3)
Amounts reported in these columns represent the amount of CAP to our PEO for the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on their total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the tables below:

PEO
		2022	2023	2024
	Summary Compensation Table - Total Compensation	$3,932,605	$1,914,800	$4,412,802
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$2,876,205	$0	$2,999,952
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$1,583,255	$0	$4,714,993
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	-$1,399,960	$1,014,097	$2,518,540
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$450,974	$0	$329,862
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	-$1,187,102	$603,146	$1,988,426
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
=	Compensation Actually Paid	$503,566	$3,532,043	$10,964,671

Equity Award values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(4)
Amounts reported in this column represent the amount of CAP to our non-PEO NEOs in the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on the average total compensation for such non-PEO NEOs reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:

Non-PEO NEO Average
		2022	2023	2024
	Summary Compensation Table—Total Compensation	$7,283,268	$2,641,659	$2,087,998
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$6,783,285	$2,127,131	$1,298,273
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$4,428,067	$2,217,169	$2,028,395
+	Change in Fair Value Of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$0	$257,647	$2,771,326
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$9,676	$186,029	$378,137
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$0	$322,673	$1,907,368
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
=	Compensation Actually Paid	$4,937,726	$3,498,046	$7,874,951

Equity Award values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
(5)
Pursuant to Item 402(v) of Regulation S-K, the comparison assumes $100 was invested in our Common Stock on June 27, 2022, the effective date of our Registration Statement on Form 10 filed with the SEC, using the closing stock price of a share of the Company’s Common Stock (traded as three CDIs on the ASX), calculated by multiplying the closing CDI price on that date, by 3 (to account for the 1:3 ratio of Common Stock to CDIs) and using an exchange rate of 0.6942 to convert Australian dollars to U.S. dollars on that date. Historic stock price performance is not necessarily indicative of future stock price performance.

(6)
The TSR Peer Group is the Company’s 2024 compensation peer group, which consisted of the following companies: Alarm.com Holdings; American Software; Clear Secure; Couchbase; CS Disco; eGain; Eventbrite; Everbridge; Globalstar; LiveVox Holdings; Matterport; Mitek Systems; MiX Systems; Nextdoor Holdings; ON24; Ooma; OptimizeRx; PagerDuty; Soundthinking; TrueCar; and Veritone. Compared to the Company’s 2023 compensation peer group, the TSR Peer Group for 2024 removed Nitro Software, Ping Identify Holding, Shotspotter, Sumo Logic, and System 1 because they were acquired, and added Alarm.com Holdings, Clear Secure, Everbridge, Matterport and Soundthinking based on their alignment with the peer selection criteria described in the section titled “Compensation Discussion and Analysis” of this Proxy Statement. The cumulative TSR for the Company’s 2023 compensation peer group was $85 for 2022, $93 for 2023 and $92 for 2024. The calculations assume that $100 was invested in this peer group index on June 27, 2022 (aligned with the period used in footnote #5 above).

(7)
Adjusted EBITDA is a non-GAAP financial metric that the Company defines as net loss, excluding (i) convertible notes, derivative liability, and investment fair value adjustments, (ii) gain and loss on settlement of convertible notes and derivative liability, (iii) provision for (benefit from) income taxes, (iv) depreciation and amortization, (v) other income, net, (vi) stock-based compensation, (vii) IPO-related transaction costs, including secondary offering costs (viii) workplace restructuring costs, (ix) the write-off of obsolete inventory, (x) the adjustment in connection with membership benefit, and (xi) warehouse relocation costs.

Tabular List of Performance Measures
The following is a list of performance measures, which in the Company’s assessment represent the most important performance measures used by the Company to link compensation actually paid to the NEOs for 2024. These metrics are used in the bonus plan.
•	Adjusted EBITDA
•	Revenue
•	Millions of Monthly Active Users
•	Paying Circles
Relationship Between Compensation Actually Paid and Performance
Because CAP does not reflect the actual amount earned by our NEOs on their equity compensation, we do not use this measure for understanding how NEO pay aligns with our company performance. For a discussion of how the Compensation Committee assessed “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation each year, see the section titled “Compensation Discussion and Analysis” of this Proxy Statement.
Below are graphs showing the relationship of “Compensation Actually Paid” to our PEO and non-PEO NEOs for our fiscal years 2022, 2023 and 2024 to (1) the TSR of both our common stock and the compensation peer group, (2) our net income (loss), and (3) our Adjusted EBITDA.

Compensation Actually Paid vs TSR
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Total Shareholder Return
Peer Group Total Shareholder Return
2021
2022
2023
2024
$12,000
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Compensation Actually Paid ($000)
$700
$650
$600
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
Value of Initial $100 Investment (TSR)
$10,965
$643
$7,875
$4,938
$3,532
$3,498
$241
$155
$504
100
$82
$118
$127

Compensation Actually Paid vs Net Loss
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Loss
2022
2023
2024
$12,000
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Compensation Actually Paid ($000)
$0
-$10
-$20
-$30
-$40
-$50
-$60
-$70
-$80
-$90
-$100
Net Loss ($Millions)
$504
$4,938
($92)
$3,532
$3,498
($28)
$10,965
$7,875
($5)

Compensation Actually Paid vs Adjusted EBITDA
Compensation Actually Paid to PEO
Average Compensation Actually Paid to Non-PEO NEOs
Company Selected Measure Adjusted EBITDA
2022
2023
2024
$12,000
$11,000
$10,000
$9,000
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Compensation Actually Paid ($M)
$50
$40
$30
$20
$10
$0
-$10
-$20
-$30
-$40
-$50
Adjusted EBITDA ($M)
$504
$4,938
($40)
$3,532
$3,498
$21
$10,965
$7,875
$45

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Director Compensation
The elements of our 2024 director compensation program for non-employee directors are set forth below. Chris Hulls, our Chief Executive Officer in 2024, did not receive any additional compensation for serving as a director. Please see the “2024 Summary Compensation Table” for the compensation received by Mr. Hulls with respect to 2024.

Position	Cash(2)	Equity ($)(3)	Total ($)
Board Chair(1)	63,000	193,500	256,500
Board Member	50,000	170,000	220,000
Audit Committee Chair	5,000	15,000	20,000
Audit Committee Member	4,000	6,000	10,000
Compensation Committee Chair	5,000	7,000	12,000
Compensation Committee Member	4,000	5,000	9,000

(1)	Board Chair fee is in lieu of Board Member fee. Committee Member fees are supplemental to Board Chair, Board Member and Committee Chair fees.
(2)
In 2024, based on a review of market practices and the input of the Compensation Committee’s independent compensation consultant, the Board approved an increase to the cash retainers reflected in this column as follows: Board Chair–$48,000 to $63,000; Board Member–$35,000 to $50,000; Audit Committee Member–$3,500 to $4,000; Compensation Committee Chair–$4,000 to $5,000; and Compensation Committee Member–$2,000 to $4,000.

(3)
Non-executive directors received 100% of their equity award as RSUs. In 2024, based on a review of market practices and the input of the Compensation Committee’s independent compensation consultant, the Board approved an increase to the equity retainers reflected in this column as follows: Board Chair–$143,500 to $193,500; Board Member–$120,000 to $170,000; Audit Committee Member–$5,500 to $6,000; Compensation Committee Chair–$6,000 to $7,000; and Compensation Committee Member–$3,000 to $5,000.

In connection with our U.S. IPO, the Compensation Committee succeeded the Remuneration and Nomination Committee, with members of the Compensation Committee to be paid the same cash and equity retainers previously approved for members of the Remuneration and Nomination Committee, as reflected in the table above.
The following table shows for the fiscal year ended December 31, 2024 the compensation earned by or paid to all non-executive directors of the Company:
DIRECTOR COMPENSATION FOR FISCAL 2024

Name	Fees earned or paid in cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
John Philip Coghlan	71,000	204,481	275,481
Alex Haro	50,000	169,995	219,995
Brittany Morin	54,000	175,484	229,484
James Synge	54,000	175,983	229,983
Mark Goines	55,000	176,981	231,981
David Wiadrowski	55,000	184,993	239,993
Randi Zuckerberg	50,000	169,995	219,995
Charles Prober	50,000	169,995	219,995

(1)
In 2024, each non-employee director received a base fee of $50,000. In addition, Mr. Coghlan received $13,000 for serving as Chair of our Board, Messrs. Coghlan and Synge each received an additional $4,000 for serving as members of our Audit Committee, and Mr. Wiadrowski received an additional $5,000 for serving as the chair of our Audit Committee, Mr. Coghlan and Ms. Morin each received an additional $4,000 for serving on our Compensation Committee and Mr. Goines received an additional $5,000 for serving as the chair of our Compensation Committee.

(2)
RSU awards are reported at aggregate grant date fair value in the year granted, as determined in accordance with the provisions of FASB ASC Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense, please see Note 13 of the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(3)
The aggregate number of shares subject to stock option awards (from stock option grants made prior to 2023) and the aggregate number of shares subject to RSU awards as of December 31, 2024 was as follows:

Name	RSU Awards	Stock Option Awards
John Philip Coghlan	3,484	265,004
Alex Haro	2,896	407,837
Brittany Morin	2,990	127,031
James Synge	2,998	33,972
Mark Goines	3,015	34,045
David Wiadrowski	3,152	37,361
Randi Zuckerberg	2,896	37,870
Charles Prober	2,896	192,752

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2024 regarding the number of shares of Company Common Stock that may be issued under our equity compensation plans.

December 31, 2024	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders	10,880,951(1)	$6.16(2)	12,699,626(3)
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	10,880,951	$6.16	12,699,626

(1)
Includes 5,673,947 shares issuable pursuant to outstanding stock options, 4,976,198 shares issuable pursuant to outstanding RSUs and 230,806 shares issuable pursuant to outstanding PRSUs (assumes maximum achievement of the applicable performance goals (equivalent to 115,403 PRSUs at target).

(2)	This weighted average excludes full value awards such as RSUs and PRSUs.
(3)
This amount represents shares of Company Common Stock available for issuance under the Company’s Stock Plan. Awards available for grant under the Company’s Stock Plan include stock options, restricted stock and RSUs (including PRSUs), and any combination of the foregoing awards. Our Stock Plan provides that the number of shares of Company Common Stock available for issuance under the Stock Plan will be increased on January 1 of each year, commencing with January 1, 2021, in an amount equal to the lessor of (i) 5% of the outstanding shares of Company Common Stock on the last day of the immediately preceding December 31, (ii) 5,000,000 shares and (iii) such number of shares determined by the Board.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION
Related Person Transactions Policy and Procedures
We have procedures in place to identify related person transactions. The Audit Committee has adopted a written Related Person Transactions Policy regarding the review and approval of transactions to which we have been a party and our directors, director nominees, executive officers or beneficial owners of more than 5% of any class of our voting securities or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material (such transactions, “Related Person Transactions”). Each Related Person Transaction that is required to be disclosed pursuant to Item 404(a) of Regulation S-K must be reviewed, approved or ratified and overseen by our Audit Committee unless otherwise approved or ratified pursuant to the Company’s written Related Person Transaction Policy. In addition, we require all Board members to complete and sign an annual director’s questionnaire which includes updated directorships and known related party transactions. All Board directors are required to declare all conflicts of interest at every Board meeting. Management reviews the vendor list every month to identify any related parties. Transactions with related parties will also be subject to stockholder approval to the extent required by the Nasdaq rules and regulations.
Certain Related Person Transactions
The following includes a summary of Related Person Transactions since January 1, 2024 in which the amount involved exceeded or will exceed $120,000, other than compensation arrangements with directors and executive officers, which are described in the section titled “Executive Compensation” in this Proxy Statement.
Hubble Transactions
In November and December 2024, the Company entered into a strategic partnership and series of transactions with Hubble Network, Inc. (“Hubble”), a provider of global satellite infrastructure and networking services, including (i) a technology exclusivity and revenue share agreement (the “Hubble Agreement”), (ii) a $5.0 million SAFE investment by the Company into Hubble; and (iii) Hubble’s issuance of a warrant to the Company to purchase Hubble common stock. The Hubble Agreement has an initial term of 5 years beginning on November 12, 2024.
As of December 31, 2024, the Company earned no net revenue from the revenue share arrangement. The partnership also allows Hubble to purchase Tile hardware devices at a price equal to the Company’s burdened cost of goods sold plus 12.5%. During the year ended December 31, 2024, the Company recognized $0.1 million in hardware revenue from sales to Hubble.
Alex Haro, the founder, and Chief Executive Officer of Hubble is a co-founder, former executive, and existing member of the Board. In addition, as part of the Hubble Agreement, the Company obtained an observer right to Hubble’s board of directors. As a result, all transactions with Hubble entered into in connection with the strategic partnership are considered related person transactions.
Payments made on behalf of Related Parties in connection with the U.S. IPO
On June 6, 2024, in connection with its U.S. IPO, the Company issued and sold 3,703,704 shares of common stock and certain selling securityholders including members of the Company’s Board, executive officers, and other stockholders of the Company, sold 2,908,796 shares of common stock (including 862,500 shares sold pursuant to the underwriters’ full exercise of their option to purchase additional shares) in each case at an offering price of $27.00 per share. The Company received net proceeds of $93.0 million after deducting underwriting discounts and commissions of $7.0 million. The Company did not receive any proceeds from the sale of shares of common stock by the selling securityholders. The Company paid the underwriting discounts and commissions in connection with the sale of shares of common stock by the selling securityholders.

A summary of the expenses paid on behalf of the selling securityholders is detailed below (in millions):

Year Ended December 31, 2024
Executive Officers(1)	$0.9
Board of Directors	3.9
Total	$4.8
(1)	Includes $0.7 million in expenses paid on behalf of a securityholder who is both an executive officer and member of the board of directors.
The $5.5 million in total fees paid have been recorded within Other income (expense), net on the consolidated statement of operations for the year ended December 31, 2024.
For additional details regarding this transaction, refer to the prospectus supplement filed with the SEC on June 6, 2024 as well as the registration statement on Form S-3 (File No. 333-279271) filed with the SEC on May 9, 2024, of which the prospectus supplement forms a part.
Indemnification
The Company provides indemnification for its directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Under the Company’s Bylaws, the Company is required to indemnify and provide advancement of expenses incurred in defense of a proceeding to its current and former directors and officers to the extent not prohibited under Delaware law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Life360, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Life360, Inc. Direct your written request to Life360, Inc., Attn: Management, 1900 S Norfolk Street, Suite 310, San Mateo, CA 94403. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
ADDITIONAL FILINGS
We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website investors.life360.com and click on “SEC Filings” under the “Financials” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2024, including financial statements and schedules thereto, filed with the SEC on February 27, 2025, are also available without charge to stockholders by contacting Life360 by mail at Life360, Inc., Attn: Management, 1900 S Norfolk Street, Suite 310, San Mateo, CA 94403, or by email at investors@life360.com.
In addition, the ASX maintains a website that contains documents required under Australian securities laws and other information regarding our filings at www.asx.com.au. To access these filings, go to our website investors.life360.com and click on the “ASX Announcements” under the “Financials” heading. The information found on our website is not incorporated by reference into this Proxy Statement or any other report we file with or furnish to the SEC.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Russell Burke
Russell Burke Chief Financial Officer

April 16, 2025
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2024 is available without charge upon written request to: Chief Financial Officer, Life360, Inc., 1900 S Norfolk Street, Suite 310, San Mateo, CA 94403.

APPENDIX
Non-GAAP Financial Measures
We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance.
To supplement our consolidated financial statements prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to facilitate analysis of our financial and business trends, and for internal planning and forecasting purposes.
Non-GAAP financial measures include earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) and Adjusted EBITDA margin.
EBITDA is defined as net income (loss), excluding:
(i) convertible notes, derivative liability, and investment fair value adjustments, (ii) gain and loss on settlement of convertible notes and derivative liability, (iii) provision for (benefit from) income taxes, (iv) depreciation and amortization and (v) other income, net.
Adjusted EBITDA is defined as net loss, excluding:
(i) convertible notes, derivative liability, and investment fair value adjustments, (ii) gain and loss on settlement of convertible notes and derivative liability, (iii) provision for (benefit from) income taxes, (iv) depreciation and amortization, (v) other income, net, (vi) stock-based compensation, (vii) IPO-related transaction costs, including secondary offering costs (viii) workplace restructuring costs, (ix) the write-off of obsolete inventory, (x) the adjustment in connection with membership benefit, and (xi) warehouse relocation costs.
The above items are excluded from EBITDA and Adjusted EBITDA because these items are non-cash in nature, because the amount and timing of these items are unpredictable, or because these items are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. We believe these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing useful measures for period-to-period comparisons of our business performance. Moreover, we disclose these non-GAAP financial measures because they are key measurements used by our management team internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting. However, this non-GAAP financial measure is presented for supplemental informational purposes only, may not be comparable to similarly titled measures used by other companies and should not be used as substitutes for, analysis of, or superior to, our financial information presented in accordance with GAAP. Additionally, we do not consider our non-GAAP financial measures as superior to, or a substitute for, the equivalent measures calculated and presented in accordance with GAAP. As such, you should consider this non-GAAP financial measure in addition to other financial performance measures presented in accordance with GAAP, including various cash flow metrics, net loss and our other GAAP results.

The following table presents a reconciliation of net income (loss), the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
(in thousands)
Net income (loss)	$8,498	$(3,146)	$(4,555)	$ (28,171)
Add (deduct):
Convertible notes fair value adjustment(1)	—	(114)	608	684
Derivative liability fair value adjustment(1)	—	(62)	1,707	116
Loss on settlement of convertible notes	—	—	440	—
Gain on settlement of derivative liability	—	—	(1,924)	—
Gain on change in fair value of investment(2)	—	—	(5,389)	—
Provision for (benefit from) income taxes	(2,217)	411	(71)	616
Depreciation and amortization(3)	2,720	2,297	9,778	9,141
Other income, net	(563)	(1,431)	(4,362)	(3,228)
EBITDA	$8,438	$(2,045)	$(3,768)	$ (20,842)
Stock-based compensation	11,762	10,834	42,269	38,512
IPO-related transaction costs, including secondary offering costs	1,046	—	6,830	—
Workplace restructuring costs(4)	—	54	153	4,024
Write-off of obsolete inventory(5)	—	—	—	916
Adjustment in connection with membership benefit(6)	—	—	—	(2,172)
Warehouse relocation costs(7)	—	44	—	121
Adjusted EBITDA	$ 21,246	$8,887	$ 45,484	$20,559

(1)
To reflect the change in fair value of the September 2021 Convertibles Notes issued in connection with the acquisition of Jio, Inc. and the derivative liability associated with the July 2021 Convertible Notes issued to certain investors.

(2)	To reflect the change in fair value of an investment in non-marketable equity securities carried at cost less impairments, if any, plus or minus changes in observable prices.
(3)	Includes depreciation on fixed assets and amortization of acquired intangible assets.
(4)	Relates to non-recurring personnel and severance related expenses.
(5)	Relates to the write-off of raw materials that have no alternative use to the Company following the decision to halt development.
(6)	Relates to an adjustment recorded to reduce product costs recorded to cost of revenue in connection with the discontinuation of certain battery related membership benefits.
(7)	Relates to non-recurring warehouse relocation costs in relation to the Company’s transition to a new logistics partner.
We are not able to reconcile the forward-looking non-GAAP adjusted EBITDA measure to the closest corresponding GAAP measure without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items, which are fluid and unpredictable in nature. In addition, the Company believes such a reconciliation would imply a degree of precision that may be confusing or misleading to investors. These items include, but are not limited to, litigation costs, convertible notes and derivative liability fair value adjustments, and gains/losses on revaluation of contingent consideration. These items may be material to our results calculated in accordance with GAAP.

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VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until May 26, 2025 8:59 p.m. PT (11:59 p.m. ET) which is May 27, 2025 1:59 p.m. AEST. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Use any touch-tone telephone to transmit your voting instructions up until May 26, 2025 8:59 p.m. PT (11:59 p.m. ET) which is May 27, 2025 1:59 p.m. AEST. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70809-P29915 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

LIFE360, INC.

The Board of Directors recommends you vote FOR all Director Nominees and FOR Proposals 2 and 3.

Nominees:	**For**	**Withhold**
1a. Chris Hulls	☐	☐
1b. Charles "CJ" Prober	☐	☐
1c. John Philip Coghlan	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

[PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 10K Wrap are available at www.proxyvote.com.

V70810-P29915

LIFE360, INC.
Annual Meeting of Stockholders
Tuesday, May 27, 2025 at 4:30 p.m. PDT
(being Wednesday, May 28, 2025 at 9:30 a.m. AEST)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Russell Burke and Susan Stick, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of LIFE360, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually on Tuesday, May 27, 2025 at 4:30 p.m. PDT (being Wednesday, May 28, 2025 at 9:30 a.m. AEST) at www.virtualshareholdermeeting.com/LIF2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

Life360
ARBN 629 412 942

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MR SAM SAMPLE
FLAT 123
123 SAMPLE STREET
THE SAMPLE HILL
SAMPLE ESTATE
SAMPLEVILLE VIC 3030

YOUR VOTE IS IMPORTANT

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Samples/000001/000002/i12

MR SAM SAMPLE
FLAT 123
123 SAMPLE STREET
THE SAMPLE HILL
SAMPLE ESTATE
SAMPLEVILLE VIC 3030

☐ **Change of address.** If incorrect, mark this box and make the correction in the space to the left. Securityholders sponsored by a broker (reference number commences with '**X**') should advise your broker of any changes.

I 9999999999 IND

CDI Voting Instruction Form

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STEP 1 CHESS Depositary Nominees Pty Ltd will vote as directed

XX

Voting Instructions to CHESS Depositary Nominees Pty Ltd

I/We being a holder of CHESS Depositary Interests of Life360, Inc. hereby direct CHESS Depositary Nominees Pty Ltd to vote the shares underlying my/our holding at the Annual Meeting of Life360, Inc. to be held virtually on Wednesday, 28 May 2025 at 9:30am (AEST) (being Tuesday, 27 May 2025 at 4:30pm (PDT)) and at any adjournment or postponement of that meeting. By execution of this CDI Voting Form the undersigned hereby authorises CHESS Depositary Nominees Pty Ltd to appoint such proxies or their substitutes to vote in their discretion on such business as may properly come before the meeting.

STEP 2 Items of Business

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The Board of Directors recommends you vote FOR all Director Nominees and FOR Proposals 2 and 3.

Nominees:	For	Withhold
1a. Chris Hulls	☐	☐
1b. Charles "CJ" Prober	☐	☐
1c John Philip Coghlan	☐	☐

SIGN Signature of Securityholder(s) *This section must be completed.*

Individual or Securityholder 1	Securityholder 2	Securityholder 3
Sole Director and Sole Company Secretary	Director	Director/Company Secretary

Contact Name ____________________ **Contact Daytime Telephone** ____________________ **Date** ___ / ___ / ___

360 316588A

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